UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

ONSTREAM MEDIA CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONSTREAM MEDIA CORPORATION
1291 SW 29th Avenue, Pompano Beach, Florida 33069

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 25, 2010

To the Stockholders of Onstream Media Corporation:

We will hold the 2010 Annual Meeting of the stockholders of Onstream Media Corporation (the “Annual Meeting”), a Florida corporation, on March 25, 2010 at 10 a.m., local time, at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, to consider and vote upon the following matters:

1)	To elect a Board of Directors consisting of seven members to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2)	To ratify the appointment of Mayer Hoffman McCann P.C. as the independent accountants of Onstream for the fiscal year ending September 30, 2010;

3)
To approve an amendment to our Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, if necessary to maintain our NASDAQ listing, at a ratio between one-to-two and one-to-ten, to be determined at the discretion of the Board of Directors;

4)
To approve an amendment to our Articles of Incorporation to increase the number of authorized our common shares from 75 million to 100 million (pre-split numbers), except in the event a reverse stock split is implemented that does not require the current number of authorized shares to be correspondingly reduced;

5)	To increase the number of common shares authorized for issuance under our 2007 Equity Incentive Plan from 6 million to 12 million (pre-split numbers); and

6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5.

The close of business on February 17, 2010 has been fixed by Onstream's Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Only holders of record of Onstream common stock at the close of business on the record date may attend and vote at the Annual Meeting.  A list of such stockholders will be available for inspection at the principal offices of Onstream, located at 1291 SW 29th Avenue, Pompano Beach, Florida 33069, during ordinary business hours for the ten-day period prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

You may revoke your proxy in the manner described in the accompanying proxy at any time before it is voted at the Annual Meeting.  Executed proxies with no instructions indicated thereon will be voted FOR the election of the proposed directors, FOR ratification of the appointment of Mayer Hoffman McCann P.C. as the independent accountants of Onstream, FOR approval of an amendment to our Articles of Incorporation to effect a reverse stock split, FOR approval of an amendment to our Articles of Incorporation to increase the number of authorized Onstream common shares, FOR an increase in the number of common shares authorized for issuance under Onstream’s 2007 Equity Incentive Plan and, in the discretion of the proxy holders, on each of the other proposals that may properly come before the Annual Meeting.

If you plan on attending the meeting and your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 25, 2010:  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report on Form 10-K for the year ended September 30, 2009, our Quarterly Report on Form 10-Q for the three months ended December 31, 2009 and a proxy card; and (ii) notifying you of the availability of these proxy materials on the Internet that you may download and print at www.onsm.com/proxy. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.onsm.com/proxy before voting.

By Order of the Board of Directors,

/s/Randy S. Selman
Randy S. Selman
President, Chief Executive Officer and
Chairman of the Board

Pompano Beach, Florida
February 19, 2010

TABLE OF CONTENTS

GENERAL		1

QUESTIONS AND ANSWERS		1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		4

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING		6

PROPOSAL 1: ELECTION OF DIRECTORS		6
A.	General	6
B.	Information about the Nominees	7
C.	Director Independence	9
D.	Board Meetings And Committees; Annual Meeting Attendance	9
E.	Communications with Directors	13
F.	Equity Compensation Plans	14
G.	Directors' Compensation	14
H.	Non-Director Executive Officers	15
I.	Executive Compensation	17
J.	Employment Agreements	21
K.	Compliance with Section 16(a) of the Exchange Act	23
L.	Transactions with Related Persons	23
M.	Code of Conduct and Ethics	26
N.	Required Vote for Nominees	26

PROPOSAL 2:	RATIFICATION OF INDPENDENT ACCOUNTANTS	27

PROPOSAL 3:	AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	28

PROPOSAL 4:	AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES	35

PROPOSAL 5:	AMENDMENT TO 2007 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN	38

DIRECTIONS TO THE MEETING		41

OTHER MATTERS		41

FUTURE STOCKHOLDER PROPOSALS		41

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q		42

HOUSEHOLDING OF ANNUAL MEETING MATERIALS		42

WHERE YOU CAN FIND MORE INFORMATION		42

APPENDIX A:	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION – REVERSE SPLIT

APPENDIX B:	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION - AUTHORIZED SHARES

APPENDIX C:	AUDIT COMMITTEE CHARTER

APPENDIX D:	COMPENSATION COMMITTEE CHARTER

ONSTREAM MEDIA CORPORATION

PROXY STATEMENT
DATED FEBRUARY 19, 2010

2010 ANNUAL MEETING OF SHAREHOLDERS
MARCH 25, 2010

Shareholders Should Read the Entire Proxy Statement Carefully
Prior to Returning Their Proxies

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 25, 2010

You are receiving this communication because you hold shares in Onstream Media Corporation.  We have elected to provide access to our proxy materials by: (i) sending you this full set of proxy materials, including the proxy statement, our Annual Report on Form 10-K for the year ended September 30, 2009, our Quarterly Report on Form 10-Q for the three months ended December 31, 2009 and a proxy card; and (ii) notifying you of the availability of these proxy materials on the internet that you may download and print at www.onsm.com/proxy.  We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.onsm.com/proxy before voting.

GENERAL

Proxies are being solicited on behalf of the Board of Directors of Onstream Media Corporation for use at the 2010 Annual Meeting of shareholders to be held on March 25, 2010 at 10 a.m. local time, at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069. These proxy solicitation materials will be mailed on or about February 22, 2010 to all shareholders entitled to vote at the Annual Meeting.

Whether or not you are able to attend Onstream's Annual Meeting, you are urged to complete and return either the enclosed proxy or the proxy that you download from www.onsm.com/proxy, which is solicited by Onstream's Board of Directors and which will be voted as you direct on your proxy and when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposal 1 (election of directors); FOR Proposal 2 (ratification of independent accountants); FOR Proposal 3 (amendment of Articles of Incorporation to effect a reverse stock split); FOR Proposal 4 (amendment of Articles of Incorporation to increase the number of authorized common shares) FOR Proposal 5 (amendment to 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan) and FOR any other matters that may properly come before the Annual Meeting.  All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

1.           What may I vote on at the Annual Meeting?

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1)	To elect a Board of Directors consisting of seven members;

2)	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent accountants;

3)	To approve an amendment to our Articles of Incorporation to effect a reverse stock split, if necessary to maintain our NASDAQ listing;

4)	To approve an amendment to our Articles of Incorporation to increase the number of authorized common shares;

5)	To approve an amendment to our 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan; and

6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

2.            How does the Board recommend that I vote on the Proposals?

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

3.            How do I vote?

You may vote in person at the Annual Meeting or by completing, signing and dating the proxy card you either receive in this package or that you download from www.onsm.com/proxy, and returning it in the postage-paid envelope (also included in this package) prior to the Annual Meeting. In addition to voting by mail, a number of banks and brokerage firms are participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that also offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m., Eastern Time, on March 24, 2010.

4.            Can I revoke my proxy?

Yes, you may revoke or change your proxy at any time before the Annual Meeting. To do this you may send a written notice of revocation or another signed proxy with a later date to the Secretary at Onstream's principal executive offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, at least one business day prior to the Annual Meeting.  You may also revoke your proxy by attending the Annual Meeting, delivering a written notice of revocation to the Inspector of Elections, and then voting in person.  Attendance at the Annual Meeting by itself will not be sufficient to revoke a proxy.

5.            What shares are included on the proxy card(s)?

The shares on your proxy card represent ALL of your shares.  If you do not return a properly completed, signed and dated proxy card, your shares will not be voted at the Annual Meeting.

6.            What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Complete, sign, date and return all proxy cards that you receive with the proxy materials or that you download to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone 801-272-9294, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

7.            Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock as of the close of business on February 17, 2010 are entitled to notice of and to vote at the Annual Meeting.

8.            How many votes may be cast?

On February 17, 2010, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 45,266,400 shares of Onstream common stock outstanding.  Each Onstream stockholder of record on February 17, 2010 is entitled to one vote for each share of Onstream common stock held by such stockholder on that date.

9.            What is a "quorum"?

A "quorum" is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy.

10.          What vote is required to approve the Proposals?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the Annual Meeting is necessary to elect the directors (Proposal 1) and a greater number of affirmative votes than negative votes is necessary to ratify the appointment of independent accountants (Proposal 2), to approve an amendment of our Articles of Incorporation to effect a reverse stock split (Proposal 3), to approve an amendment of our Articles of Incorporation to increase the number of authorized common shares (Proposal 4), and to approve an amendment to our 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan (Proposal 5).  If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

11.          What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the Proposals, shares represented by such proxies will not be treated as affirmative votes.

12.          How will the votes be tabulated at the Annual Meeting?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting, and such Inspector of Elections will also determine whether or not a quorum is present.

13.          How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the Proposals described in this proxy, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holder, Randy S. Selman, to vote on such matters at his discretion.

14.          Who are the largest principal shareholders?

For information regarding holders of more than 5% of Onstream Media’s outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management", appearing later in this proxy.

15.          Who will bear the cost of this solicitation?

We will pay the costs of solicitation, including the preparation, assembly, printing and mailing of the proxies and any additional soliciting material furnished to stockholders.  We do not presently intend to solicit proxies other than by mail.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  Such brokers, fiduciaries and custodians may be reimbursed for their costs of forwarding the solicitation material to such beneficial owners.  Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation.  We anticipate that the costs of the solicitation, including printing and mailing costs, will not exceed $65,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding beneficial ownership of our common stock as of February 17, 2010 held by:

•	persons who own beneficially more than 5% of our outstanding common stock,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Onstream Media Corporation, 1291 Southwest 29th Avenue, Pompano Beach, Florida 33069. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from February 17, 2010 upon exercise of options, warrants, convertible securities or other rights to receive our common shares. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants, convertible securities or other rights to receive our common shares that are held by such a person (but not those held by any other person) and are exercisable within 60 days from the date hereof (unless otherwise indicated below) have been exercised. All information is based upon a record list of stockholders as of February 17, 2010. At that date, approximately 81% of our outstanding shares were held by CEDE & Co., which is accounted for as a single shareholder of record for multiple beneficial owners. CEDE & Co. is a nominee of the Depository Trust Company (DTC), with respect to securities deposited by participants with DTC, e.g., mutual funds, brokerage firms, banks, and other financial organizations.  Shares held by Cede & Co. are not reflected in the following table.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage

Randy S. Selman (1)	1,637,452	3.5%
Alan M. Saperstein (2)	1,639,320	3.5%
Clifford Friedland (3)	1,159,776	2.5%
David Glassman (4)	1,159,609	2.5%
Robert E. Tomlinson (5)	577,500	1.3%
Robert Wussler (6)	256,171	0.6%
Charles C. Johnston (7)	723,828	1.6%
Carl L. Silva (8)	50,000	0.1%
Leon Nowalsky (9)	50,000	0.1%
All directors and officers as a group (nine persons) (10)	7,253,656	14.3%
Austin Lewis (11)	5,694,799	12.6%

(1)           Includes 9,952 shares of our common stock presently outstanding, options to acquire 100,000 common shares at $0.71 per share, options to acquire 450,000 common shares at $1.12 per share, options to acquire 450,000 common shares at $1.57 per share, options to acquire 227,500 common shares at $1.73 per share and options to acquire 400,000 common shares at $2.50 per share.

(2)           Includes 11,820 shares of our common stock presently outstanding, options to acquire 100,000 common shares at $0.71 per share, options to acquire 450,000 common shares at $1.12 per share, options to acquire 450,000 common shares at $1.57 per share, options to acquire 227,500 common shares at $1.73 per share and options to acquire 400,000 common shares at $2.50 per share.

(3)           Includes 447,216 shares of our common stock presently outstanding, 148,100 shares of our common stock held by Titan Trust, 148,100 shares of our common stock held by Dorado Trust, options to acquire 100,000 common shares at $0.71 per share, options to acquire 227,500 common shares at $1.73 per share and options to acquire 88,860 common shares at $3.376 per share. Mr. Friedland is the control person and beneficial owner of both Titan Trust and Dorado Trust and exercises sole voting and dispositive powers over these shares.

(4)           Includes 447,049 shares of our common stock presently outstanding, 148,100 shares of our common stock held by JMI Trust, 148,100 shares of our common stock held by Europa Trust, options to acquire 100,000 common shares at $0.71 per share, options to acquire 227,500 common shares at $1.73 per share and options to acquire 88,860 common shares at $3.376 per share. Mr. Glassman is the control person and beneficial owner of both JMI Trust and Europa Trust and exercises sole voting and dispositive powers over these shares.

(5)           Includes options to acquire 100,000 common shares at $0.71 per share, options to acquire 100,000 common shares at $1.12 per share, options to acquire 150,000 common shares at $1.21 per share and options to acquire 227,500 common shares at $1.73 per share.

(6)           Includes 616 shares of our common stock presently outstanding, options to acquire 50,000 ONSM common shares at $0.71 per share, options to acquire 100,000 ONSM common shares at $1.12 per share, options to acquire 100,000 ONSM common shares at $1.57 per share and options to purchase 5,555 ONSM common shares at $3.376 per share.

(7)           Includes 25,000 shares of our common stock presently outstanding, 439,214 shares of our common stock held by J&C Resources, LLC, 9,614 shares of our common stock held by Asset Factoring, Ltd., options to acquire 50,000 ONSM common shares at $0.71 per share, options to acquire 100,000 ONSM common shares at $1.12 per share and options to acquire 100,000 ONSM common shares at $1.57 per share.  Mr. Johnston is the control person of J&C Resources, LLC and Asset Factoring, Ltd. and exercises sole voting and dispositive powers over these shares.  Mr. Johnston's holdings exclude our securities owned by CCJ Trust. CCJ Trust is a trust for Mr. Johnston's adult children and he disclaims any beneficial ownership interest in CCJ Trust.

(8)           Includes options to acquire 50,000 ONSM common shares at $0.88 per share.

(9)           Includes options to acquire 50,000 ONSM common shares at $1.00 per share.

(10)         See footnotes (1) through (9) above.

(11)         Includes 5,668,549 shares of our common stock presently outstanding and warrants to acquire 26,250 common shares at $1.50 per share. These shares of common stock are as reported on a Form 13G/A filed by Lewis Asset Management on January 5, 2009 and attributing beneficial ownership of 4,665,046 shares to Lewis Opportunity Fund and beneficial ownership of 1,003,503 shares to LAM Opportunity Fund, Ltd. Mr. Lewis is the control person and beneficial owner of these entities and exercises sole voting and dispositive powers over these shares.

Mr. Fred Deluca has beneficial ownership of 1,350,000 shares as of February 17, 2010, which includes the 1,250,000 shares of our common stock issuable upon conversion of a portion of a note (the “Rockridge Note”) held by Rockridge Capital Holdings, LLC (“Rockridge”) and options to acquire 100,000 ONSM common shares at $2.46 per share. Mr. Deluca is the control person and beneficial owner of Rockridge and exercises sole voting and dispositive powers over these shares. These 1,350,000 shares represent approximately 2.9% beneficial ownership, which is less than the 5% threshold for inclusion of Mr. Deluca in the beneficial ownership table above. However, in connection with the transaction giving rise to the Rockridge Note, Rockridge may also receive an origination fee upon not less than sixty-one (61) days written notice to us, payable by our issuance of 2,200,000 restricted ONSM common shares. Based on the 60 day threshold discussed above, these shares are not considered to be beneficially owned by Rockridge or Mr. Deluca as of February 17, 2010. However, if these 2,200,000 shares were added to the 1,350,000 which are considered beneficially owned by Mr. Deluca as of that date, the combined total of 3,550,000 shares would represent 7.3% beneficial ownership.

Upon notice from Rockridge at any time and from time to time prior to the Maturity Date up to $500,000 (representing the balloon payment of the outstanding principal of the Rockridge Note) may be converted into a number of restricted shares of ONSM common stock. The conversion will use a conversion price of eighty percent (80%) of the fair market value of the average closing bid price for ONSM common stock for the twenty (20) days of trading on the NASDAQ Capital Market (or such other exchange or market on which ONSM common shares are trading) prior to such Rockridge notice, but such conversion price will not be less than $0.40 per share.  We will not effect any conversion of the Rockridge Note, to the extent Rockridge and Frederick DeLuca, after giving effect to such conversion, would beneficially own in excess of 9.9% of our outstanding common stock (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation may be waived by Rockridge upon not less than sixty-one (61) days prior written notice to us unless such waiver would result in a violation of the NASDAQ shareholder approval rules. The minimum conversion price of $0.40 per share would result in the issuance of 1,250,000 common shares upon the conversion of the $500,000 balloon payment.

MATTERS TO BE CONSIDERED AT THE 2010 ANNUAL MEETING

PROPOSAL 1:   ELECTION OF DIRECTORS

 A.           General

At the recommendation of our Governance and Nominating Committee, our Board of Directors has nominated Randy S. Selman, Clifford Friedland, Alan M. Saperstein, Robert J. Wussler, Charles C. Johnston, Carl L. Silva and Leon Nowalsky (each of whom is currently a director of Onstream) for reelection to our Board.  Each nominee has consented to serve as a director if elected.

Our bylaws provide that the number of directors shall be no less than one and no more than nine. Our Board of Directors currently consists of seven directors. Each director is elected at the annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.  Our bylaws permit the Board to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

B.           Information about the Nominees

Our Board of Directors currently consists of the following seven members, nominated for reelection:

Name	Age	Position	Director Since
Randy S. Selman	54	Chairman of the Board, President and Chief Executive Officer	1993
Clifford Friedland	58	Vice Chairman of the Board, Senior Vice President Business Development	2004
Alan M. Saperstein	51	Director, Chief Operating Officer and Treasurer	1993
Robert J. Wussler (1)(2)(3)(4)	73	Director	1999
Charles C. Johnston (1)(2)(3)	74	Director	2003
Carl L. Silva (1)(2)(3)(4)	46	Director	2006
Leon Nowalsky (2)(3)	48	Director	2007

(1)           Member of the Audit Committee
(2)           Member of the Compensation Committee
(3)           Member of the Governance and Nominating Committee
(4)           Member of the Finance Committee

Randy S. Selman. Since our inception in May 1993, Mr. Selman has served as our Chairman of the Board, President and Chief Executive Officer and, from September 1996 through June 1999 and from August 1, 2004 through December 15, 2004, as our Chief Financial Officer. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (NASDAQ:SKTC), a software development company. SKTC developed and marketed software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

Clifford Friedland. Mr. Friedland has been a member of our Board of Directors since December 2004.  From June 2001 until the closing of the Onstream Merger in December 2004 he had served as Chairman, CEO and co-founder of privately held Onstream Media Corporation. Mr. Friedland was Vice President of Business Development and co-founder of TelePlace, Inc., a developer and owner of internet data centers and central offices from December 1999 to May 2001. Mr. Friedland was co-founder, Chairman and co-CEO of Long Distance International, Inc., one of the first competitive European telephone operators from May 1993 to December 1999. Mr. Friedland was President of Clifford Friedland Inc., a technology consulting firm, from January 1991 to April 1993. Mr. Friedland was a Director and co-founder of Action Pay-Per-View, a pay per view cable channel from January 1988 to December 1990. Mr. Friedland was President and co-founder of Long Distance America, one of the first competitive long distance operators after the breakup of AT&T from June 1984 to December 1987. Mr. Friedland was Vice President and co-founder of United States Satellite Systems, Inc., an FCC licensed builder and operator of geosynchronous communications satellites from April 1981 until December 1983. Mr. Friedland was Director and co-founder of United Satellite Communications, Inc., the world’s first direct-to-home satellite network from April 1981 until May 1984.

Alan M. Saperstein.  Mr. Saperstein has served as our Executive Vice President, Treasurer and a director since our inception in May 1993, and has been our Chief Operating Officer since December 2004. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects.  Mr. Saperstein has provided consulting services for corporations that have set up their own sales and training video departments.  From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

Robert J. Wussler.  Mr. Wussler has been a member of our Board of Directors since July 1999 and serves on our Audit, Compensation, Governance and Nominating and Finance Committees. Mr. Wussler is currently the Chairman of the Wussler Group, a global entity in the telecommunication business. Mr. Wussler has been the President of Ted Turner Pictures LLC and Chairman of the Board of Directors of Team Sports Entertainment, Inc., a publicly-traded company (OTC Bulletin Board:TSPT) that is in the closed-wheel auto racing business. Prior to that, he served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm. From June 1995 to May 1998, Mr. Wussler was President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises. From 1980 to 1990, he was Senior Vice President and Chief Operating Officer of Turner Broadcasting System. Mr. Wussler spent 21 years at CBS in various capacities, starting in the mailroom, and served as President of CBS Television and Sports from 1975 to 1978.

Charles C. Johnston. Mr. Johnston has been a member of our Board of Directors since April 2003 and serves on our Audit (as Chairman), Compensation and Governance and Nominating Committees. Mr. Johnston has been the Chairman of Ventex Technology, Inc., a privately-held neon light transformer company, since July 1993. Mr. Johnston has also served as Chairman of Inshore Technologies, a private company, since 1994 and J&C Resources, a private company, since 1987. Mr. Johnston is a member of the board of directors of AuthentiDate Holding Company (Nasdaq National Market: ADAT), Internet Commerce Corporation (Nasdaq National Market: ICCA) and McData Corporation (Nasdaq National Market: MCDT). Mr. Johnston serves as a Trustee of Worcester Polytechnic Institute and earned his B.S. degree from WPI in 1957.

Carl Silva.  Mr. Silva, who has been a member of our Board of Directors since July 2006, serves on our Audit, Compensation (as Chairman), Governance and Nominating and Finance Committees. Mr. Silva has over 20 years of experience in the telecommunications and high tech industry, and he has held a variety of positions in business development, sales, marketing, software engineering, and systems engineering during this time. In May 2003, Mr. Silva started Anza Borrego Partners (ABP) as a management consulting firm designed to support entrepreneurs in the growth of their businesses.  Mr. Silva is currently president and CEO or Cognigen Business Systems, Inc., a joint venture of ABP and Cognigen Networks, Inc. (NASDAQ: CNGW) formed for the purpose of providing broadband services to the quick service retail industry. Mr. Silva is also Chief Scientist of Nexaira, a company involved in the distribution and support of 3G mobile broadband and Router solutions.  Mr. Silva was Senior Vice-President for SAIC’s Converged Network Professional services organization from July 1998 to May 2003.  From September 1994 to June 1998, he was with Telcordia Technologies (formerly Bell Communications Research, or Bellcore), where he implemented the first VoIP softswitch in the cable industry.

Leon Nowalsky.  Mr. Nowalsky was appointed a member of our Board of Directors in December 2007 and serves on our Compensation and Governance and Nominating (as Chairman) Committees. Mr. Nowalsky, a partner in the New Orleans-based law firm of Nowalsky, Bronston & Gothard APLLC (NBG), possesses over 20 years experience in the field of telecommunications law and regulation. Mr. Nowalsky presently is a founder and board member of Thermo Credit, LLC, a specialty finance company for the telecommunications industry and J.C. Dupont, Inc., a Louisiana based oil and gas concern. Mr. Nowalsky has been general counsel for Telemarketing Communications of America, Inc., (“TMC”), as well as lead counsel in TMC’s mergers and acquisitions program, and following TMC’s acquisition by a wholly owned subsidiary of Advanced Telecommunications Corporation, Mr. Nowalsky served as ATC’s chief regulatory counsel as well as interim general counsel.  In 1990, Mr. Nowalsky left ATC to set up a private law practice specializing in telecommunications regulatory matters, mergers and acquisitions and corporate law, which later expanded to become NBG. Mr. Nowalsky has previously served as a director of the following companies: Network Long Distance, Inc., a long distance company which was acquired by IXC Communications; RFC Capital Corp., a specialty finance company dedicated exclusively to the telecommunications industry which was purchased in 1999 by TFC Financial Corp., a division of Textron (NYSE:TXT); and New South Communications, a facilities-based competitive local exchange carrier which merged to form NUVOX; W2Com, LLC, a video conferencing and distance learning provider which was acquired by Arel Communications & Software, Ltd. (NASDAQ: ARLC).

There is no family relationship between any of the nominees or between any of the nominees and us.  There are no business relationships between any of the nominees and us.  There are no material proceedings to which any nominee is a party adverse to us or any of its subsidiaries or has a material interest adverse to us or any of our subsidiaries. See section on “Transactions with Related Persons” below.

C.	Director Independence

Rule 5605(b)(1) of the NASDAQ Listing Rules to which we are subject requires that a majority of the members of our Board of Directors are independent as defined in Rule 5605((a)(2) of the NASDAQ Listing Rules.  Our Board of Directors has determined that the following directors satisfy the independence requirements of the NASDAQ Listing Rules: Robert Wussler, Charles Johnston, Carl Silva and Leon Nowalsky.

D.           Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors meets regularly (in-person and/or by telephone conference) during the year to review matters affecting us and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by majority written consent. During the fiscal year ended September 30, 2009, there were four meetings of the Board, and the Board took action ten times by written consent. Our Board of Directors has four standing committees as discussed below and may, from time to time, establish additional committees.

All Board members are encouraged to attend the Annual Meeting of stockholders.  At our last annual meeting of stockholders, four of our seven Board members were in attendance.

Audit Committee.  The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a charter for the Audit Committee. Pursuant to the requirements of the Securities and Exchange Commission which requires that we provide our shareholders with a copy of the Audit Committee Charter at least once every three years, we have included an updated copy of the Audit Committee Charter as Appendix C to this proxy statement.

The Audit Committee is presently composed of Messrs. Johnston (chairman), Wussler and Silva. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market and they are “audit committee financial experts” within the meaning of the applicable regulations of the Securities and Exchange Commission promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met (in-person and/or by telephone conference) four times in fiscal 2009.

2009 Audit Committee Report.  The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Our management has responsibility for preparing our financial statements as well as for our financial reporting process. Goldstein Lewin & Co., acting as independent accountants, was responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. See Proposal 2 with respect to a change in our independent accountants for the 2010 fiscal year.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2009 with our management.

2)	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

3)
The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent accountants.

4)
Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in Onstream’s Annual Report on Form 10-K for the year ended September 30, 2009, for filing with the Securities and Exchange Commission.

Robert J. Wussler
Charles C. Johnston
Carl L. Silva

Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market.

Compensation Committee.  The Compensation Committee establishes and administers our executive and director compensation practices and policies, including the review of the individual elements of total compensation for executive officers and directors and recommendation of adjustments to the Board of Directors.  In addition, the Compensation Committee administers our 1996 Stock Option Plan and our 2007 Equity Incentive Plan and determines the number of performance shares and other equity incentives awarded to executives and directors (as well as all other employees) and the terms and conditions of which they are granted and  recommends plans and plan amendments to the Board. The Compensation Committee is presently composed of Messrs. Silva (chairman), Wussler, Johnston and Nowalsky. The Compensation Committee met (in-person and/or by telephone conference) four times and took action by written resolution once in fiscal 2009.

The Compensation Committee has the responsibility to review, recommend, and approve all executive officer compensation arrangements. The Compensation Committee has the specific responsibility and authority to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation. The Compensation Committee also has the responsibility to annually review the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances. In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives’ interests with the interests of our shareholders. The Compensation Committee must also review and approve all forms of incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers. The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success. Thus, one of our primary executive compensation goals is to attract, motivate, and retain qualified executive officers. We seek to accomplish this goal by rewarding past performance, providing an incentive for future performance, and aligning our executive officers’ long-term interests with those of our shareholders. Our compensation program is specifically designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value. Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) align executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives’ incentives to increase our stock price and maximize shareholder value. In addition, we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs. Our primary strategy for building senior management depth is to develop personnel from within our company to ensure that our executive team as a whole remains dedicated to our customs, practices, and culture, recognizing, however, that we may gain talent and new perspectives from external sources.

Our compensation program for executive officers generally consists of the following five elements: (i) base salary, (ii) performance-based annual bonus (currently equity based) determined primarily by reference to objective financial and operating criteria, (iii) long-term equity incentives in the form of stock options and other stock-based awards or grants, (iv) specified perquisites and (v)  benefits that are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements. In making decisions regarding an executive’s total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable, (ii) internally appropriate based upon our culture and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities. The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial success, the creation of shareholder value, and current and past compensation. In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation. Consistent with our desired culture of industry leading performance and cost control, the Compensation Committee has attempted to keep base salaries at moderate levels for companies within our market and total capitalization and weight overall compensation toward incentive cash and equity-based compensation. The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. In determining whether to increase or decrease an element of compensation, we rely upon the Compensation Committee’s judgment concerning the contributions of each executive and, with respect to executives other than the CEO, we consider the recommendations of the CEO. We generally do not rely on rigid formulas (other than performance measures under our annual cash bonus program) or short-term changes in business performance when setting compensation.

Pursuant to the requirements of the Securities and Exchange Commission which requires that we provide our shareholders with a copy of the Compensation Committee Charter at least once every three years, we have included a copy of the Compensation Committee Charter as Appendix D to this proxy statement.

Finance Committee.  The Finance Committee reviews and makes recommendations concerning:

•	proposed dividend actions, stock splits and repurchases;

•	current and projected capital requirements;

•	issuance of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions, divestitures, joint ventures and other equity investments;

•	customer financing activities, business and related customer finance business and funding plans of Onstream and its subsidiaries;

•	overall company risk management program and major insurance programs; and

•	investment policies, administration and performance of the trust investments of our employee benefit plans.

Messrs. Wussler and Silva are the members of the Finance Committee. The Finance Committee met in fiscal 2009 in conjunction with meetings of the full Board of Directors.

Governance and Nominating Committee.  While we have not adopted a formal charter for the Governance and Nominating Committee, in June 2003 our Board of Directors adopted Corporate Governance and Nominating Committee Principles.  An updated copy of our Corporate Governance and Nominating Committee Principles was included as Appendix A to the proxy statement for our 2008 and 2009 Annual Meeting of Stockholders filed with the SEC on January 28, 2009.

The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,

•	candidates for election as Chief Executive Officer and other corporate officers, and

•	monitoring the performance of the Chief Executive Officer and our plans for senior management succession.

The Governance and Nominating Committee has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not one of our directors, officers, or employees. These nominations will be evaluated on the same basis as candidates proposed by any other person. A stockholder may nominate a person for election as a director at an annual meeting of the stockholders only if such stockholder gives written notice to our Corporate Secretary as described in the applicable proxy statement for the previous year’s annual meeting of stockholders. Each written notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. Each written notice must also set forth, as to the stockholder making such nomination, (i) the name and address of such stockholder, as they appear on our books, (ii) the class and number of shares of our stock which are owned by such stockholder, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder intends or is a part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such nomination. We will evaluate the suitability of potential candidates nominated by stockholders in the same manner as other candidates identified to the Governance and Nominating Committee, including the specific minimum qualifications described below.

The procedures for identifying candidates include a review of Onstream's current directors, soliciting input from existing directors and executive officers, and a review of submissions from stockholders, if any. Onstream’s management believes that the Board should be composed of:

•	directors chosen with a view to bringing to the Board a variety of experiences and backgrounds,

•	directors who have high level managerial experience or are accustomed to dealing with complex problems,

•
directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the overall composition and needs of the Board, and

•	a majority of the Board's directors must be independent directors under the criteria for independence required by the Securities and Exchange Commission and the NASDAQ Stock Market.

In considering possible candidates for election as an outside director, the Governance and Nominating Committee and other directors should be guided by the foregoing general guidelines and by the following criteria:

•
Each director should be an individual of the highest character and integrity, have experience at (or demonstrated understanding of) strategy/policy-setting and a reputation for working constructively with others.

•	Each director should have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest, which would interfere with the proper performance of the responsibilities of a director.

•	The Chief Executive Officer is expected to be a director. Other members of senior management may be considered, but Board membership is not necessary or a prerequisite to a higher management position.

The Governance and Nominating Committee is presently composed of Messrs. Nowalsky (chairman), Johnston, Wussler and Silva, who are each "independent" as independence for nominating committee members is defined within the NASDAQ Listing Rules. The Governance and Nominating Committee met (in-person and/or by telephone conference) one time in fiscal 2009, as well as in conjunction with meetings of the full Board of Directors.

E.           Communications with Directors

Stockholders may communicate with any member of the Board of Directors, or the Board of Directors as a whole, by writing to our Corporate Secretary at 1291 SW 29th Avenue, Pompano Beach, Florida 33069 with a request to forward same to the intended recipient. In general, all stockholder communications delivered to our Corporate Secretary for forwarding will be forwarded in accordance with the stockholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

F.           Equity Compensation Plans

On February 9, 1997, our Board of Directors and a majority of our shareholders adopted our 1996 Stock Option Plan (the "1996 Plan").  Pursuant to an amendment to the 1996 Plan ratified by our shareholders on September 13, 2005, we reserved an aggregate of 4,500,000 shares of common stock for issuance pursuant to options granted under the 1996 Plan ("Plan Options") and 2,000,000 shares for restricted stock grants (“Stock Grants”) made under the 1996 Plan.  At December 31, 2009, there were unexercised options to purchase 3,740,000 shares of our common stock outstanding under the 1996 Plan.  Such options were issued to our directors, employees and consultants at exercise prices ranging from $0.71 to $2.50 per share. Since the provisions of the 1996 Plan call for its termination 10 years from the date of its adoption, we may no longer issue additional options or stock grants under the 1996 Plan. However, the termination of the 1996 Plan did not affect the validity of any Plan Options previously granted thereunder.

On September 18, 2007, our Board of Directors and a majority of our shareholders adopted the 2007 Equity Incentive Plan (the “2007 Plan”), which authorized the issuance of up to 6,000,000 shares of ONSM common stock pursuant to stock options, stock purchase rights, stock appreciation rights and/or stock awards for employees, directors and consultants. The options and stock grants authorized for issuance under the 2007 Plan were in addition to those already issued under the 1996 Plan, although as discussed above we may no longer issue additional options or stock grants under the 1996 Plan. This proxy statement includes a proposal to increase the number of common shares authorized for issuance under our 2007 Equity Incentive Plan from 6 million to 12 million – please see further details under Proposal 5, which starts on page 38.

G.           Directors' Compensation

The following table presents director compensation (excluding directors who are Named Executive Officers) for the year ended September 30, 2009:

	FEES EARNED			NON-EQUITY	NONQUALIFIED
	OR PAID IN	STOCK	OPTION	INCENTIVE PLAN	DEFERRED	ALL OTHER	TOTAL
	CASH	AWARDS	AWARDS	COMPENSATION	COMPENSATION	COMPENSATION	COMPENSATION
NAME	($) (1)	($)	($) (3)	($)	EARNINGS ($)	($)	($)

Robert J. Wussler (4)	$15,000	-0-	$7,037(2)	-0-	-0-	-0-	$22,037
Charles C. Johnston (4)	$15,000	-0-	$6,380(2)	-0-	-0-	-0-	$21,380
Carl L. Silva (4)	$15,000	-0-	-0-	-0-	-0-	-0-	$15,000
Leon Nowalsky (4)	$15,000	-0-	-0-	-0-	-0-	-0-	$15,000

1)
Directors who are not our employees received $3,750 per quarter as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors meetings.

2)
In December 2004, and in connection with the Onstream Merger, Messrs. Wussler and Johnston each received immediately exercisable five-year Non-Plan options to purchase 100,000 shares of our common stock with an exercise price of $1.57 per share (fair market value on the date of issuance). On August 11, 2009, our Compensation Committee granted 80,110 fully vested five-year Plan Options (40,055 each) to Messrs. Wussler and Johnston in exchange for the cancellation of an equivalent number of these Non-Plan Options held by them and expiring in December 2009, with no change in the exercise price, which was in excess of the market value of an ONSM share as of August 11, 2009. As a result of this cancellation and the corresponding issuance, we recognized non-cash professional fee (director compensation) expense of approximately $12,760 ($6,380 each) for the year ended September 30, 2009, using the Black-Scholes model. On December 17, 2009, our Compensation Committee granted 119,890 fully vested five-year Plan Options (59,945 each) to Messrs. Wussler and Johnston in exchange for the cancellation of an equivalent number of these Non-Plan Options held by them and expiring in December 2009, with no change in the exercise price, which was in excess of the market value of an ONSM share as of the grant date. As a result of this cancellation and the corresponding issuance, we recognized non-cash professional fee (director compensation) expense of approximately $12,440 ($6,220 each) for the three months ended December 31, 2009, using the Black-Scholes model.

In December 2004, Mr. Wussler was issued immediately exercisable five-year Non-Plan options to purchase 5,555 ONSM common shares at $3.376 per share, which we granted him in exchange for warrants issued to him by Acquired Onstream. On August 11, 2009, our Compensation Committee granted 5,555 fully vested five-year Plan Options to Mr. Wussler in exchange for the cancellation of these Non-Plan Options held by him and expiring in December 2009, with no change in the exercise price, which was in excess of the market value of an ONSM share as of August 11, 2009. As a result of this cancellation and the corresponding issuance, we recognized non-cash professional fee (director compensation) expense of approximately $657 for the year ended September 30, 2009, using the Black-Scholes model.

No other options were issued to the directors who were not also Named Executive Officers during the year ended September 30, 2009.

3)
From time to time we issue the members of our Board of Directors options to purchase shares of our common stock as compensation for their services as directors. At September 30, 2009 members of our Board of Directors (excluding those who are Named Executive Officers) held outstanding options to purchase an aggregate of 607,408 shares of our common stock at prices ranging from $0.71 to $3.376 per share. 1,853 of these options held by Mr. Silva expired in December 2009. In addition to the 205,555 options discussed above, 400,000 options are still held as follows:

Messrs. Wussler and Johnston each hold immediately exercisable five-year Plan options to purchase 100,000 shares of our common stock with an exercise price of $1.12 per share (fair market value on the date of issuance), issued to them in July 2005.

Mr. Carl L. Silva holds immediately exercisable four-year Plan options to purchase 50,000 shares of our common stock with an exercise price of $0.88 per share (fair market value on the date of issuance) granted to him in July 2006 upon his initial appointment to our Board of Directors.

Messrs. Wussler and Johnston each hold immediately exercisable five-year Plan options to purchase 50,000 shares of our common stock with an exercise price of $0.71 per share (above fair market value on the date of issuance), issued to them in September 2006.

Mr. Leon Nowalsky holds immediately exercisable four-year Plan options to purchase 50,000 shares of our common stock with an exercise price of $1.00 per share (above fair market value on the date of issuance), granted to him in December 2007 to upon his initial appointment to our Board of Directors.

4)
In addition to the allocation of a percentage of the Company Sale Price to the Executives, as discussed in Item I - Executive Compensation below, on August 11, 2009 our Compensation Committee determined that an additional two percent (2.0%) of the Company Sale Price would be allocated, on the same terms, to the four outside members of our Board of Directors (0.5% each), as a supplement to provide appropriate compensation for ongoing services as a director and as a termination fee.

H.              Non-Director Executive Officers

The name and age of each non-director executive officer are set forth below:

Name	Age	Position
Robert E. Tomlinson	53	Senior Vice President and Chief Financial Officer
David Glassman	58	Senior Vice President and Chief Marketing Officer

Robert E. Tomlinson. On December 15, 2004 Mr. Tomlinson was appointed our Chief Financial Officer. Mr. Tomlinson joined us as Vice President-Finance in September 2004. Mr. Tomlinson started his financial and accounting career in 1977 with the international accounting firm of Price Waterhouse. In 1982 he left that firm to join Embraer, an international aircraft manufacturing and support firm, at their U.S. subsidiary in Fort Lauderdale, Florida, where he managed all financial functions and eventually was named Senior Vice President-Finance and a member of the U.S. firm’s Board of Directors. Mr. Tomlinson left Embraer in 1994 and joined staffing and human resource firm OutSource International, serving as its Chief Financial Officer and helping to take the company public in 1997. Mr. Tomlinson's areas of responsibility at OutSource International included corporate accounting, treasury and risk management. From when he left OutSource International in February 2000 until 2002 he worked as an independent certified public accountant, focusing on accounting and tax services to corporations. From 2002 until joining us, Mr. Tomlinson served as CFO for Total Travel and Tickets, a Fort Lauderdale based ticket broker. Mr. Tomlinson has held an active Certified Public Accountant license since 1978.

David Glassman. Mr. Glassman has served as our Chief Marketing Officer since December 2004. He served as Vice Chairman, President and co-founder of Acquired Onstream from June 2001 until joining our company. Mr. Glassman was Vice President of Marketing and co-founder of TelePlace, Inc., a developer and owner of internet data centers and central offices from December 1999 to May 2001. Mr. Glassman was co-founder, Vice Chairman and Co-CEO of Long Distance International, Inc., one of the first competitive European telephone operators from May 1993 to December 1999. Mr. Glassman was an independent technology consultant from January 1988 to April 1993. Clients included Action Pay Per View. Mr. Glassman was President and co-founder of Long Distance America, one of the first competitive long distance operators after the breakup of AT&T from January 1984 to December 1987. Mr. Glassman was a communications consultant from January 1981 to January 1984 providing services to United States Satellite Systems Inc. and United Satellite Communications Inc. Mr. Glassman was co-founder and director of All American Hero, Inc., from January 1981 until December 1986.

I.           Executive Compensation

The following table sets forth certain information relating to the compensation of (i) our Chief Executive Officer; and (ii) each of our executive officers who earned more than $100,000 in total compensation during the most recent fiscal year (collectively, the “Named Executive Officers”).

Total compensation as presented in the following table includes cash and non-cash elements. The most significant non-cash element is the value assigned to options based on the Black-Scholes model, which options as discussed in footnotes 11, 12 and 13 below had strike prices that significantly exceeded the fair value of our shares as of September 30, 2009 and 2008, respectively and thus at those dates were what is commonly described as “under water”. See footnote 15 below for a table that presents the cash and non-cash elements of compensation for the years ended September 30, 2009 and 2008.

SUMMARY COMPENSATION TABLE

				STOCK	OPTION	ALL OTHER	TOTAL
NAME AND	FISCAL		BONUS	AWARDS	AWARDS	COMPENSATION	COMPENSATION
PRINCIPAL POSITION	YEAR	SALARY ($)	($)	($)	($)	($) (14)	($)(15)

Randy S. Selman	2009	$287,687	-0-	-0-	$225,226(11)(12)	$55,421(1)	$568,334
President, Chief	2008	$263,695	-0-	-0-	$141,417(11)	$51,502(2)	$456,614
Executive Officer
and Director

Alan Saperstein	2009	$261,534	-0-	-0-	$225,226(11)(12)	$59,591(3)	$546,351
Chief Operating	2008	$238,695	-0-	-0-	$141,417(11)	$56,942(4)	$437,054
Officer, Treasurer
and Director

Clifford Friedland	2009	$232,410	-0-	-0-	$141,417(11)	$62,934(5)	$436,761
Senior VP - Busi-	2008	$212,358	-0-	-0-	$141,417(11)	$59,050(6)	$412,825
ness Development
and Director

David Glassman	2009	$232,410	-0-	-0-	$141,417(11)	$55,722(7)	$429,549
Senior VP -	2008	$212,358	-0-	-0-	$141,417(11)	$52,155(8)	$405,930
Marketing

Robert Tomlinson	2009	$244,194	-0-	-0-	$169,579(11)(13)	$62,642(9)	$476,415
Chief Financial	2008	$223,125	-0-	-0-	$141,417(11)	$63,742(10)	$428,284
Officer

(1)	Includes $16,826 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $21,595 for retirement savings and 401(k) match.

(2)	Includes $15,046 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $19,456 for retirement savings and 401(k) match.

(3)	Includes $24,591 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $18,000 for retirement savings.

(4)	Includes $21,942 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $18,000 for retirement savings.

(5)	Includes $24,591 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $21,343 for retirement savings and 401(k) match.

(6)	Includes $21,939 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $20,111 for retirement savings and 401(k) match.

(7)	Includes $16,826 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $21,896 for retirement savings and 401(k) match.

(8)	Includes $15,044 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $20,111 for retirement savings and 401(k) match.

(9)	Includes $24,591 for medical and other insurance; $12,000 for automobile allowance; $5,000 for dues allowance and $21,051 for retirement savings and 401(k) match.

(10)	Includes $21,941 for medical and other insurance; $12,000 for automobile allowance; $8,125 for dues allowance and $21,676 for retirement savings and 401(k) match.

(11)
During the year ended September 30, 2007, each of the Named Executive Officers was issued options to purchase 620,000 common shares at $1.73 per share, which was the fair value at date of grant. However, the quoted market value of an ONSM share was $0.41 and $0.30 per share as of September 30, 2009 and 2008, respectively.

220,000 of the above options vest based on performance over the two year period from October 1, 2007 through September 30, 2009 and since that service period started after September 30, 2007, there was no related compensation expense for the year then ended. Therefore, the entire non-cash compensation expense for the vested portion of these options was recognized over the two years ending September 30, 2009, using the Black-Scholes model.

The remaining 400,000 of those options vest based on service over a four year period that starts on September 27, 2007.  The four days from the vesting period start date through September 30, 2007 represent approximately one quarter of one percent of an approximately 1,460 day total service period, which was considered immaterial for inclusion of compensation expense for the year ended September 30, 2007. Therefore, the entire non-cash compensation expense for these options is being recognized over the four years ending September 30, 2011, using the Black-Scholes model.

We have determined that the performance objectives (as set forth in Employment Agreements below) were met for the quarter ended June 30, 2009, but that they were not met for the remaining three quarters of fiscal 2009 nor were they met for the year ended September 30, 2009. Therefore, 13,750 options out of a potential 110,000 performance options vested for each executive during fiscal 2009. An additional 100,000 service options vested during fiscal 2009, for total vested options of 113,750 for each of the Named Executive Officers during fiscal 2009.

We have determined that the performance objectives (as set forth in Employment Agreements below) were met for the quarter ended December 31, 2007, but that they were not met for the remaining three quarters of fiscal 2008 nor were they met for the year ended September 30, 2008. Therefore, 13,750 options out of a potential 110,000 performance options vested for each executive during fiscal 2008. An additional 100,000 service options vested during fiscal 2008, for total vested options of 113,750 for each of the Named Executive Officers during fiscal 2008.

(12)
On August 11, 2009, our Compensation Committee granted 800,000 fully vested five-year Plan Options (400,000 each) to Messrs. Selman and Saperstein in exchange for the cancellation of an equivalent number of fully vested Non Plan Options held by them and expiring in September 2009, with no change in the $2.50 exercise price, which was in excess of the market value of an ONSM share as of August 11, 2009. Furthermore, the quoted market value of an ONSM share was $0.41 per share as of September 30, 2009. As a result of this cancellation and the corresponding issuance, we recognized non-cash compensation expense of approximately $110,198 ($55,099 each) for the year ended September 30, 2009, using the Black-Scholes model.

On August 11, 2009, our Compensation Committee granted 360,500 fully vested five-year Plan Options (180,250 each) to Messrs. Selman and Saperstein in exchange for the cancellation of an equivalent number of fully vested Non Plan Options held by them and expiring in December 2009, with no change in the $1.57 exercise price, which was in excess of the market value of an ONSM share as of August 11, 2009. Furthermore, the quoted market value of an ONSM share was $0.41 per share as of September 30, 2009. As a result of this cancellation and the corresponding issuance, we recognized non-cash compensation expense of approximately $57,420 ($28,710 each) for the year ended September 30, 2009, using the Black-Scholes model.

On December 17, 2009, our Compensation Committee granted 539,500 fully vested five-year Plan Options (269,750 each) to Messrs. Selman and Saperstein in exchange for the cancellation of an equivalent number of fully vested Non Plan Options held by them and expiring in December 2009, with no change in the $1.57 exercise price, which was in excess of the market value of an ONSM share as of the grant date. As a result of this cancellation and the corresponding issuance, we recognized non-cash compensation expense of approximately $55,981 ($27,991 each) for the three months ended December 31, 2009, using the Black-Scholes model.

(13)
On August 11, 2009, our Compensation Committee granted 150,000 fully vested five-year Plan Options to Mr. Tomlinson as a replacement of an equivalent number of fully vested Plan Options held by him and expiring in July 2009, with no change in the $1.21 exercise price, which was in excess of the market value of an ONSM share as of August 11, 2009. Furthermore, the quoted market value of an ONSM share was $0.41 per share as of September 30, 2009. As a result of this issuance, we recognized non-cash compensation expense of approximately $28,162 for the year ended September 30, 2009, using the Black-Scholes model.

(14)	The Named Executive Officers did not receive non-equity incentive plan compensation or nonqualified deferred compensation earnings during the periods covered by the above table.

(15)	Below is a table that presents the cash and non-cash elements of total compensation for the years ended September 30, 2009 and 2008:

For the year ended September 30, 2009:

	Non-Cash Compensation	Cash Compensation

Randy S. Selman	$225,226	$343,108
Alan Saperstein	$225,226	$321,125
Clifford Friedland	$141,417	$295,344
David Glassman	$141,417	$288,132
Robert Tomlinson	$169,579	$306,836

For the year ended September 30, 2008:

	Non-Cash Compensation	Cash Compensation

Randy S. Selman	$141,417	$315,197
Alan Saperstein	$141,417	$295,637
Clifford Friedland	$141,417	$271,408
David Glassman	$141,417	$264,513
Robert Tomlinson	$141,417	$286,867

The following table sets forth certain information regarding stock options held as of September 30, 2009 by the Named Executive Officers.  There were no other outstanding stock awards held by them as of that date:

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)				EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED	OPTION EXERCISE	OPTION EXPIRATION
NAME	EXERCISABLE		UNEXERCISABLE		OPTIONS (#)	PRICE ($)	DATE
Randy Selman (6)	100,000					$0.71	9/29/2011
	450,000					$1.12	7/6/2010
	269,750	(5)				$1.57	12/27/2009
	180,250	(3)				$1.57	8/11/2014
	400,000	(3)				$2.50	8/11/2014
	200,000	(1)	200,000	(1)		$1.73	9/28/2012– 9/28/2015
	27,500	(2)				$1.73	12/31/2011–6/30/2013
Alan Saperstein (6)	100,000					$0.71	9/29/2011
	450,000					$1.12	7/6/2010
	269,750	(5)				$1.57	12/27/2009
	180,250	(3)				$1.57	8/11/2014
	400,000	(3)				$2.50	8/11/2014
	200,000	(1)	200,000	(1)		$1.73	9/28/2012– 9/28/2015
	27,500	(2)				$1.73	12/31/2011–6/30/2013
Cliff Friedland (6)	100,000					$0.71	9/29/2011
	88,860					$3.376	7/1/2012
	200,000	(1)	200,000	(1)		$1.73	9/28/2012– 9/28/2015
	27,500	(2)				$1.73	12/31/2011–6/30/2013
David Glassman (6)	100,000					$0.71	9/29/2011
	88,860					$3.376	7/1/2012
	200,000	(1)	200,000	(1)		$1.73	9/28/2012– 9/28/2015
	27,500	(2)				$1.73	12/31/2011–6/30/2013
Robert Tomlinson (6)	100,000					$0.71	9/29/2011
	100,000					$1.12	7/6/2010
	150,000	(4)				$1.21	8/11/2014
	200,000	(1)	200,000	(1)		$1.73	9/28/2012– 9/28/2015
	27,500	(2)				$1.73	12/31/2011–6/30/2013

(1)	Vesting of these Plan options is based on years of service. These vesting conditions are discussed in detail under “Employment Agreements” below.
(2)	Vesting of these Plan options was based on achieving certain financial objectives. These vesting conditions are discussed in detail under “Employment Agreements” below.
(3)	These Plan options were issued in exchange for cancellation of an equivalent number of expiring Non-Plan options – see discussion in footnotes to Summary Compensation table above.
(4)	These Plan options were issued in exchange for an equivalent number of expiring Plan options – see discussion in footnotes to Summary Compensation table above.
(5)	In December 2009, fully vested five-year Plan options were issued in exchange for cancellation of these expiring Non-Plan options – see discussion in footnotes to Summary Compensation table above.
(6)
The executive’s employment agreement provides that under certain circumstances, all options previously granted the executive will be cancelled, with all underlying shares (vested or unvested) issued to the executive, and we will pay all taxes for the executive. These conditions are discussed in detail under “Employment Agreements” below.

J.           Employment Agreements

On September 27, 2007, our Compensation Committee and Board of Directors approved three-year employment agreements with Messrs. Randy Selman (President and CEO), Alan Saperstein (COO and Treasurer), Robert Tomlinson (Chief Financial Officer), Clifford Friedland (Senior Vice President Business Development) and David Glassman (Senior Vice President Marketing), collectively referred to as “the Executives”. On May 15, 2008 and August 11, 2009 our Compensation Committee and Board approved certain corrections and modifications to those agreements, which are reflected in the discussion of the terms of those agreements below. The agreements provide that the initial term shall automatically be extended for successive one (1) year terms thereafter unless (a) the parties mutually agree in writing to alter the terms of the agreement; or (b) one or both of the parties exercises their right, pursuant to various provisions of the agreement, to terminate the employment relationship.

The agreements provide initial annual base salaries of $253,000 for Mr. Selman, $230,000 for Mr. Saperstein, $207,230 for Mr. Tomlinson and $197,230 for Messrs. Friedland and Glassman, and allow for 10% annual increases through December 27, 2008 and 5% per year thereafter. In addition, each of the Executives receives an auto allowance payment of $1,000 per month, a “retirement savings” payment of $1,500 per month, and an annual $5,000 allowance for the reimbursement of dues or charitable donations. We also pay insurance premiums for the Executives, including medical, life and disability coverage. These employment agreements contain certain non-disclosure and non-competition provisions and we have agreed to indemnify the Executives in certain circumstances.

As part of the above employment agreements, and in accordance with the terms of the “2007 Equity Incentive Plan” approved by our shareholders in their September 18, 2007 annual meeting, our Compensation Committee and Board of Directors granted Plan Options to each of the Executives to purchase an aggregate of 400,000 shares of ONSM common stock at an exercise price of $1.73 per share, the fair market value at the date of the grant, which shall be exercisable for a period of four (4) years from the date of vesting. The options vest in installments of 100,000 per year, starting on September 27, 2008, and they automatically vest upon the happening of the following events: (i) change of control (ii) constructive termination, and (iii) termination other than for cause, each as defined in the employment agreements. Unvested options automatically terminate upon (i) termination for cause or (ii) voluntary termination.  In the event the agreement is not renewed or the Executive is terminated other than for cause, the Executives shall be entitled to require us to register the vested options.

As part of the above employment agreements, the Executives were eligible for a performance bonus, based on meeting revenue and cash flow objectives. In connection with this bonus program, our Compensation Committee and Board of Directors granted Plan Options to each of the Executives to purchase an aggregate of 220,000 shares of ONSM common stock at an exercise price of $1.73 per share, the fair market value at the date of the grant, which shall be exercisable for a period of four (4) years from the date of vesting. Up to one-half of these shares were eligible for vesting on a quarterly basis and the rest annually, with the total grant allocable over a two-year period ending September 30, 2009. Vesting of the quarterly portion was subject to achievement of increased revenues over the prior quarter as well as positive and increased net cash flow per share (defined as cash provided by operating activities per our statement of cash flow, measured before changes in working capital components and not including investing or financing activities) for that quarter. Vesting of the annual portion was subject to meeting the above cash flow requirements on a year-over-year basis, plus a revenue growth rate of at least 30% for the fiscal year over the prior year. In the event of quarter to quarter decreases in revenues and or cash flow, the options did not vest for that quarter but the unvested quarterly options were added to the available options for the year, vested subject to achievement of the applicable annual goal. In the event options did not vest based on the quarterly or annual goals, they immediately expired. In the event the agreement is not renewed or the Executive is terminated other than for cause, the Executives shall be entitled to require us to register the vested options.

We have determined that the above performance objectives were met for the quarter ended December 31, 2007 but that they were not met for the remaining three quarters of fiscal 2008 nor were they met for the fiscal year ended September 30, 2008. We have also determined that the performance objectives were met for the quarter ended June 30, 2009 but that they were not met for the remaining three quarters of fiscal 2009 nor were they met for the fiscal year ended September 30, 2009. Therefore, 13,750 options out of a potential 110,000 performance options vested for each executive during each fiscal year 2008 and 2009 and as a result we recognized total aggregate compensation expense of approximately $80,000 for each fiscal year, related to the vested portion of these options.

On August 11, 2009, our Compensation Committee agreed to extend the above bonus program for two years under substantially the same terms, except that the annual revenue growth rate will be 20%, we will negotiate with the Executives in good faith as to how revenue increases from specific acquisitions are measured, and one-half of the applicable quarterly or annual bonus options will be earned/vested if the cash flow target is met but the revenue target is not met. Implementation of this program is subject only to the approval by our shareholders of a sufficient increase in the number of authorized 2007 Plan options, at which time the performance bonus options will be granted and priced – this shareholder approval has been requested in Proposal 5, which is an amendment to our 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan. We have also agreed that this bonus program will continue after this additional two-year period, with the specific bonus parameters to be negotiated in good faith between the parties at least ninety (90) days before the expiration of the program then in place.

Under the terms of the above employment agreements, upon a termination subsequent to a change of control, termination without cause or constructive termination, each as defined in the agreements, we would be obligated to pay each of the Executives an amount equal to three times the Executive’s base salary plus full benefits for a period of the lesser of (i) three years from the date of termination or (ii) the date of termination until a date one year after the end of the initial employment contract term. We may defer the payment of all or part of this obligation for up to six months, to the extent required by Internal Revenue Code Section 409A. In addition, if the five day average closing price of the common stock is greater than or equal to $1.00 per share on the date of any termination or change in control, all options previously granted the Executive(s) will be cancelled, with all underlying shares (vested or unvested) issued to the executive, and we will pay all related taxes for the Executive(s).  If the five-day average closing price of the common stock is less than $1.00 per share on the date of any termination or change in control, the options will remain exercisable under the original terms.

Under the terms of the above employment agreements, we may terminate an Executive’s employment upon his death or disability or with or without cause. To the extent that an Executive is terminated for cause, no severance benefits are due him. If an employment agreement is terminated as a result of the Executive’s death, his estate will receive one year base salary plus any bonus or other compensation amount or benefit then payable or that would have been otherwise considered vested or earned under the agreement during the one-year period subsequent to the time of his death. If an employment agreement is terminated as a result of the Executive’s disability, as defined in the agreement, he is entitled to compensation in accordance with our disability compensation for senior executives to include compensation for at least 180 days, plus any bonus or other compensation amount or benefit then payable or that would have been otherwise considered vested or earned under the agreement during the one-year period subsequent to the time of his disability.

As part of the above employment agreements, our Compensation Committee and Board of Directors agreed that in the event we are sold for a Company Sale Price that represents at least $1.00 per share (adjusted for recapitalization including but not limited to splits and reverse splits), the Executives will receive, as a group, cash compensation of twelve percent (12.0%) of the Company Sale Price, payable in immediately available funds at the time of closing such transaction. The Company Sale Price is defined as the number of Equivalent Common Shares outstanding at the time we are sold multiplied by the price per share paid in such Company Sale transaction. The Equivalent Common Shares are defined as the sum of (i) the number of common shares issued and outstanding, (ii) the common stock equivalent shares related to paid for but not converted preferred shares or other convertible securities and (iii) the number of common shares underlying “in-the-money” warrants and options, such sum multiplied by the market price per share and then reduced by the proceeds payable upon exercise of the “in-the-money” warrants and options, all determined as of the date of the above employment agreements but the market price per share used for this purpose to be no less than $1.00. The 12.0% is allocated in the employment agreements as two and one-half percent (2.5%) each to Messrs. Selman, Saperstein, Friedland and Glassman and two percent (2.0%) to Mr. Tomlinson.

The above description is qualified in its entirety by the terms and conditions of the employment agreements.

K.           Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2009 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2009, as well as any written representation from a reporting person that no Form 5 is required, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2009, other than indicated below.

Randy Selman, our CEO and Chairman of the Board and Alan Saperstein, our COO and one of our directors, have not filed a Form 4 on a timely basis related to 580,250 options granted each of them on August 11, 2009 (as replacement for expiring options – See Item I – Executive Compensation). Mr. Selman and Mr. Saperstein have represented to us that they will file these forms as soon as practicable.

Robert Tomlinson, our CFO, has not filed a Form 4 on a timely basis related to 150,000 options granted to him on August 11, 2009 (as replacement for expiring options – See Item I – Executive Compensation). Mr. Tomlinson has represented to us that he will file this form as soon as practicable.

Charles Johnston and Robert Wussler, two of our directors, have not filed a Form 4 on a timely basis related to 40,055 options granted to each of them on August 11, 2009 (as replacement for expiring options – See Item G – Directors’ Compensation). Mr. Johnston and Mr. Wussler have represented to us that they will file these forms as soon as practicable.

Robert Wussler, one of our directors, has not filed a Form 4 on a timely basis related to 5,555 options granted to him on August 11, 2009 (as replacement for expiring options – See Item G – Directors’ Compensation). Mr. Wussler has represented to us that he will file this form as soon as practicable.

L.           Transactions with Related Persons

In January 2007, Onstream entered into a one-year consulting agreement with Mr. Neil Berman, a major stockholder, calling for the issuance of 120,000 restricted common shares as well as 100,000 four-year common stock options immediately exercisable at $2.46 per share.

In November 2006, we entered into a three-year consulting contract with the principal and beneficial owner of SBV Capital Corporation, for the provision of international business development and financial advice. The contract, which was cancellable upon thirty days notice after the first year, called for the issuance of 60,000 restricted common shares in advance every six months. The first two tranches under this contract (60,000 shares each) were issued in January and May 2007. This contract was amended in July 2007 for some additional short-term services, resulting in issuance of an additional 15,000 shares plus $22,425 for cash reimbursement of related travel expenses. This contract was amended again in October 2007, which resulted in the issuance of the remaining 240,000 restricted common shares, in exchange for the extension of the remaining term of the contract from two years to three years.

In December 2007, we entered into a line of credit arrangement (the “Line”) with a financial institution (the “Lender”) under which we could borrow up to an aggregate of $1.0 million for working capital, collateralized by our accounts receivable and certain other related assets. In August 2008 the maximum allowable borrowing amount under the Line was increased to $1.6 million and in December 2009 this amount was again increased to $2.0 million. The outstanding balance bears interest at 13.5% per annum, adjustable based on changes in prime after December 28, 2009 (was prime plus 8% per annum through December 2, 2008 and prime plus 11% from that date through December 28, 2009), payable monthly in arrears. Effective December 28, 2009, we also incur a weekly monitoring fee of one twentieth of a percent (0.05%) of the borrowing limit, payable monthly in arrears. We paid initial origination and commitment fees in December 2007 aggregating $20,015, an additional commitment fee in August 2008 of $6,000 related to the increase in the lending limit for the remainder of the year, a commitment fee of $16,000 in December 2008 related to the continuation of the increased Line for an additional year and a commitment fee of $20,000 in December 2009 related to the continuation of the Line for an additional year as well as an increase in the lending limit. An additional commitment fee of one percent (1%) of the maximum allowable borrowing amount will be due for any subsequent annual renewal after December 28, 2010. These origination and commitment fees are recorded by us as debt discount and amortized as interest expense over the remaining term of the loan. Mr. Leon Nowalsky, a member of our Board of Directors, is also a founder and board member of the Lender.

From April through October 2009 we received an aggregate of $2.0 million from Rockridge Capital Holdings, LLC (“Rockridge”), an entity controlled by Mr. Fred Deluca, one of our largest shareholders, in accordance with the terms of a Note and Stock Purchase Agreement that we entered into with Rockridge dated April 14, 2009 and which was amended on September 14, 2009. This transaction is secured by a first priority lien on all of our assets, such lien subordinated only to the extent higher priority liens on assets, primarily accounts receivable and certain designated software and equipment, are held by certain of our other lenders and is repayable in equal monthly installments through August 14, 2013, which installments include principal plus interest at 12% per annum. The outstanding principal amount, or portions thereof, are convertible into our common stock under certain conditions (using a minimum conversion price of $0.40 per share) and the Note and Stock Purchase Agreement also provides that Rockridge may receive an origination fee of 2,200,000 restricted ONSM common shares.

Effective December 31, 2008, we sold two (2) investors an aggregate of 80,000 shares of Series A-12 Redeemable Convertible Preferred Stock (“Series A-12”), with the purchase price paid via (i) the surrender of an aggregate of 60,000 shares of Series A-10 Preferred Stock held by those two investors and having a stated value of $10.00 per A-10 share in exchange for an aggregate of 60,000 shares of Series A-12 plus (ii) the payment of additional cash aggregating $200,000 for an aggregate of 20,000 shares of Series A-12 (“Additional Shares”). One of these two investors was CCJ Trust, which held 35,000 of the 60,000 Series A-10 shares. CCJ Trust is a trust for the adult children of Mr. Charles Johnston, one of our directors, and he disclaims any beneficial ownership interest in CCJ Trust. The Series A-12 had a coupon of 8% per annum, a stated value of $10.00 per preferred share and a conversion rate of $1.00 per common share. Series A-12 dividends were payable in advance in the form of ONSM common shares, using the average closing bid price of those shares for the five trading days immediately preceding the Series A-12 purchase closing date and we accordingly issued 235,294 common shares as payment of $64,000 in aggregate dividends on the Series A-12 for the one year period ending December 31, 2009.

In accordance with the terms of the Series A-12, after six months the holders could require us, to the extent legally permitted, to redeem any or all Series A-12 shares purchased as Additional Shares at the additional purchase price of $10.00 per share.  Shares of Series A-12 acquired in exchange for shares of Series A-10 had no redemption rights. On April 14, 2009, we entered into a Redemption Agreement with one of the holders of the Series A-12, CCJ Trust, under which the holder redeemed 10,000 shares of Series A-12 in exchange for our payment of $100,000 on April 16, 2009. The 35,000 shares of Series A-12 held by the other investor were automatically converted to 350,000 common shares on December 31, 2009, in accordance with their terms, and the remaining 35,000 Series A-12 shares held by CCJ were disposed of as described in the following paragraph.

During August 2009, CCJ Trust remitted $200,000 to us as a short term advance bearing interest at .022% per day (equivalent to approximately 8% per annum) until the date of repayment or unless the parties mutually agreed to another financing transaction(s) prior to repayment. On December 29, 2009, we entered into an agreement with CCJ Trust whereby accrued interest through that date of $5,808 was paid by us in cash and the $200,000 advance was converted to an unsecured subordinated note payable (the “CCJ Note”) at a rate of 8% interest per annum in equal monthly installments of principal and interest for 48 months plus a $100,000 principal balloon at maturity. The remaining principal balance of the CCJ Note may be converted at any time into our common shares at the greater of (i) the previous 30 day market value or (ii) $0.50 per share. In conjunction with and in consideration of this note transaction, the 35,000 shares of Series A-12 held by CCJ Trust at that date were exchanged for 35,000 shares of Series A-13 Convertible Preferred Stock (“Series A-13”) plus four-year warrants for the purchase of 175,000 ONSM common shares at $0.50 per share. The Series A-13 has a coupon of 8% per annum, an assigned value of $10.00 per preferred share and a conversion rate of $0.50 per common share. Any shares of Series A-13 that are still outstanding as of December 31, 2011 will automatically convert into ONSM common shares. Series A-13 may also be converted before that date at our option, provided that the closing bid price of our common shares has been at least $1.50 per share, on each of the twenty (20) trading days ending on the third business day prior to the date on which the notice of conversion is given. Series A-13 dividends are cumulative and must be fully paid by us prior to the payment of any dividend on our common shares. Series A-13 dividends are declared quarterly but are payable at the time of any conversion of A-13, in cash or at our option in the form of ONSM common shares, using the greater of (i) $0.50 per share or (ii) the average closing bid price of a common share for the five trading days immediately preceding the conversion.

During December 2009, we received funding commitment letters executed by three (3) entities agreeing to provide us, within twenty (20) days after our notice given on or before December 31, 2010, aggregate cash funding of $750,000. The funding under the commitment letters would be in exchange for our equity under mutually agreeable terms to be negotiated at the time of funding, or in the event such terms could not be reached, in the form of repayable debt. Terms of the repayable debt would also be subject to negotiation at the time of funding, provided that, among other things, the debt would be unsecured and subordinated and the rate of return on such debt, including cash and equity consideration given, would not be greater than (i) a cash coupon rate of fifteen percent (15%) per annum and a (ii) total effective interest rate of thirty percent (30%) per annum. As consideration for these commitment letters, the issuing entities will receive an aggregate of seventy-five thousand (75,000) unregistered shares. One of these funding commitment letters, for $250,000, was executed by Mr. Charles Johnston, one of our directors.

Review, approval or ratification of transactions with related persons

Prior to us entering into any related person transaction, our Board of Directors reviews the terms of the proposed transaction to ensure that they are fair and reasonable, on market terms and on an arms-length basis. Legal or other counsel is consulted as appropriate.

If a related party transaction involves compensation or is otherwise related to an employment relationship with us, the related party transaction will be reviewed by the Compensation Committee. Related party transactions are reported to the Audit Committee for their review and approval of the related disclosure.

With respect to transactions in which a director or executive officer or immediate family member may have a direct or indirect material interest, only disinterested members of the Board of Directors, the Compensation Committee and/or the Audit Committee may vote on whether to approve the transaction.

M.           Code of Conduct and Ethics

Effective December 18, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our President (being our principal executive officer) and our Chief Financial Officer (being our principal financial and accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us,

•	compliance with applicable governmental laws, rules and regulations,

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics, and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel shall be accorded full access to our President and to our Chief Financial Officer, with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be accorded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President or by our Chief Financial Officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our President or our Chief Financial Officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our President or by our Chief Financial Officer, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is included as Exhibit 14.1 to our Annual Report filed on Form 10-K for the year ended September 30, 2009. We will provide a copy of our Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Onstream Media Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069.

N.           Required Vote for Nominees

At the Annual Meeting, you will be asked to reelect the seven director nominees to serve until the next annual meeting of stockholders or until their successors are elected and qualified.  With respect to this Election of Directors Proposal, the seven nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote at the Annual Meeting will be elected as our directors (assuming a quorum is present).  A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1
ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

Change in Independent Accountants

Goldstein Lewin & Co. (“Goldstein Lewin”) served as our independent certifying accountants since July 2002. Effective January 1, 2010, Goldstein Lewin consummated a sale of its attest practice (the “Accounting Firm Transaction”) to Mayer Hoffman McCann P.C. (“MHM”).  As a result, the Audit Committee of our Board of Directors has engaged MHM to serve as our new independent certifying accountant. Representatives of MHM are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

The audit report of Goldstein Lewin on our financial statements for the fiscal year ended September 30, 2009 expressed an unqualified opinion.  Such audit report did not contain an adverse opinion or disclaimer of opinion or qualification.  During our two most recent fiscal years and the period thereafter through the date of the Accounting Firm Transaction, there were no disagreements with Goldstein Lewin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Goldstein Lewin, would have caused such entity to make reference to such disagreements in its reports.  During our two most recent fiscal years and through the date of the Accounting Firm Transaction, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed.

During our two most recent fiscal years and the period thereafter through the date of the Accounting Firm Transaction, neither we, nor anyone on our behalf, consulted MHM regarding:  (i) the application of accounting principles to a specific completed or proposed transaction; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

Audit Fees

The aggregate audit fees billed to us by Goldstein Lewin for professional services rendered during the fiscal year ended September 30, 2009 were $259,977, for the audit of our annual financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008 and for the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended December 31, 2008, and March 31 and June 30, 2009.

The aggregate audit fees billed to us by Goldstein Lewin for professional services rendered during the fiscal year ended September 30, 2008 were $240,632, for the audit of our annual financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 and for the review of our quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ended December 31, 2007, and March 31 and June 30, 2008.

Audit Related Fees

The aggregate fees billed to us by Goldstein Lewin for assurance and related services relating to the performance of the audit of our financial statements which are not reported under the caption "Audit Fees" above were $6,903 and $85,757 for the fiscal years ended September 30, 2009 and 2008, respectively. These amounts include $6,599 and $71,104, respectively, for their services rendered in connection with our joint Proxy/Form S-4 first filed with the SEC on September 23, 2008, and subsequently withdrawn by us.

Tax Fees

The aggregate tax fees billed to us by Goldstein Lewin were $13,590 and $15,737 for the fiscal years ended September 30, 2009 and 2008, respectively. Tax fees include the preparation of federal and state corporate income tax returns as well as tax compliance, tax advice and tax planning.

All Other Fees

Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no additional fees billed to us by Goldstein Lewin for services rendered for the fiscal years ended September 30, 2009 or 2008.

Audit Committee Policies

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent accountants are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our Audit Committee; or
•
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

The Audit Committee pre-approves all services provided by our independent accountants, including those set forth above. The Audit Committee has considered the nature and amount of fees billed by Goldstein Lewin and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Goldstein Lewin (and MHM) independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
RATIFICATION OF MAYER HOFFMAN MCCANN P.C.AS THE INDEPENDENT ACCOUNTANTS OF
ONSTREAM

PROPOSAL 3: AMENDMENT OF ONSTREAM’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board has unanimously adopted a resolution approving, and recommending to our shareholders for their approval, a proposal which would authorize our Board in its discretion to effect a reverse stock split of our shares of common stock at a ratio ranging from one-to-two to one-to-ten (the “Reverse Stock Split”) upon the filing of articles of amendment to our Articles of Incorporation, or to abandon the Reverse Stock Split. The authorization would remain in effect for a period of six months following the date of the Annual Meeting.

The purpose of the Reverse Stock Split is to increase the market price of our common stock. The Board intends to implement the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock and improve the likelihood that we will be allowed to maintain our listing on the NASDAQ Capital Market. If the trading price of our common stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary.

The form of the proposed amendment is annexed to this Proxy Statement as Appendix A (the “Reverse Stock Split Amendment”). The Board believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split Amendment will implement the Reverse Stock Split by reducing the number of outstanding shares of our common stock by the ratio determined by the Board to be in the best interests of Onstream Media, but will not increase the par value of the common stock, and will not change the number of authorized shares of common stock.

Reasons for the Reverse Stock Split Amendment

Our common stock is currently listed on the NASDAQ Capital Market. On January 19, 2010, we received a letter from NASDAQ stating that the NASDAQ Listing Qualifications Panel (the “Panel”) had determined to continue the listing of our common stock on The NASDAQ Capital Market, pursuant to an extension through April 19, 2010, to meet the minimum bid price requirement as set forth in Listing Rule 5550 (a)(2) (the “Rule”). The determination followed a hearing before the Panel on December 3, 2009, at which we presented our plan to regain compliance with the Rule.

We may be considered compliant with the Rule, subject to the Panel’s discretion, if our common stock closes at a bid price of $1.00 per share or greater for a minimum of 10 consecutive trading days prior to April 19, 2010. However, if we do not regain compliance with the Rule as of April 19, 2010, our common stock will be subject to immediate delisting. The closing ONSM share price was $0.45 per share on February 17, 2010.

Our Board believes that the continued listing of our common stock on the NASDAQ Capital Market is in the best interests of our shareholders. If our common stock was delisted from the NASDAQ Capital Market, trading, if any, in our securities may then continue to be conducted in the over-the-counter market on the OTCBB or in the “pink sheets”. In this case, we could face significant material adverse consequences, including:

•	the issuance of our securities may require compliance with the individual securities laws or "blue sky" laws of several states. Compliance with blue sky laws may be time consuming and costly;

•	a limited availability of market quotations for our securities;

•
the determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	more limited amount of news and analyst coverage for us;

•	decreased ability to issue additional securities or obtain additional financing in the future; and

•	decreased ability of our security holders to sell their securities in certain states.

In the event our common stock is not listed or quoted, or is suspended from trading on an eligible market for a period of 20 or more trading days (which need not be consecutive), the purchasers of the 8% Subordinated Convertible Debentures may require us to redeem any shares obtained from the conversion of those notes and still held, for 115% of the market value for the previous five days. In addition to the above, the 8% Convertible Debentures and the Additional 8% Convertible Debentures provide cash penalties of 1% of the original purchase price per month, for each month that (a) our common shares are not listed on the NASDAQ Capital Market for a period of 3 or more trading days (which need not be consecutive) or (b) the common shares underlying those securities and the related warrants are not saleable subject to an S-3 or other registration statement then effective with the SEC. The latter penalty only applies for a five-year period beginning with the June 29, 2005 registration statement effective date and does not apply to shares saleable under Rule 144(k). Due to the fact that that there is no established mechanism for reporting to us changes in the ownership of these shares after they are originally issued, we are unable to quantify how many of these shares are still held by the original recipient and thus subject to the above provisions. However, we believe that the applicability of these provisions would be limited by equity and/or by statute to a certain timeframe after the original security purchase. All of these debentures were converted to common shares on or before March 31, 2007.

The $1.65 warrants issued with the 8% Senior Convertible Debentures and the Additional 8% Convertible Debentures (AIR) provide that if the shares are not subject to an effective registration statement on the date required in relation to the initial and/or subsequent issuance of shares under the related transactions and at the time of warrant exercise, the holder could elect a “cashless exercise” whereby we would issue shares equal in value to the excess of the market price at the time of the exercise over the warrant exercise price. The 42,750 of these warrants still outstanding as of February 17, 2010 will expire on April 15, 2010.

In the event our common shares are delisted for more than five (5) consecutive trading days then we are liable to the purchasers of approximately $11.0 million of our common shares in March and April 2007, for a compensatory payment (pro rated on a daily basis) of one and one-half percent (1.5%) per month until the situation is cured, such payment based on the purchase price of the shares still held and provided that such payments may not exceed ten percent (10%) of the initial purchase price of the shares with respect to any one purchaser. Due to the fact that that there is no established mechanism for reporting to us changes in the ownership of these shares after  they are originally issued, we are unable to quantify how many of these shares are still held by the original recipient and thus subject to the above provisions. However, we believe that the applicability of this provision would be limited by equity and/or by statute to a certain timeframe after the original security purchase.

In addition, in the event of NASDAQ delisting, we would be subject to a rule adopted by the SEC that, if we fail to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the securities, which may materially affect the ability of shareholders to sell the securities in the secondary market. Delisting could make trading our shares more difficult for investors, potentially leading to further declines in share price.

Our management believes that delisting could also adversely affect our relationships with vendors and customers.

The purpose of the Reverse Stock Split is to increase the market price of our common stock. The Board intends to implement the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock and improve the likelihood that we will be allowed to maintain our listing on the NASDAQ Capital Market. The Reverse Stock Split will be implemented at a ratio ranging from one-to-two to one-to-ten, at the Board’s sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including but not limited to analysis of our most recent financial results as well as general economic conditions, and will place emphasis on the closing price of our common stock on the days immediately preceding the day on which the Reverse Stock Split Amendment is filed. The judgment of the Board as to whether to implement the Reverse Stock Split, or the ratio if implemented, shall be conclusive.

If the Reverse Stock Split proposal is authorized by the shareholders, the Board will have the discretion to implement a Reverse Stock Split once within six months from this Annual Meeting, or to not implement the Reverse Stock Split at all. If the trading price of our common stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split common stock can be maintained above $1.00 or that our common stock will not be delisted from the NASDAQ Capital Market for other reasons.

If the shareholders approve the Reverse Stock Split at the Annual Meeting, the Reverse Stock Split will be implemented, if at all, only upon a determination by the Board that the Reverse Stock Split (in a ratio determined by the Board within the limits set forth herein) is in the best interests of Onstream Media and its shareholders at that time. No further action on the part of the shareholders will be required to either implement or abandon the Reverse Stock Split. If the Reverse Stock Split is not implemented within six months from the Annual Meeting, the Board’s authority to implement the Reverse Stock Split will terminate and shareholder approval again would be required prior to implementing any reverse stock split.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of common stock, par value $.0001 per share (“Old Common Stock”), immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of common stock, par value $.0001 per share (“New Common Stock”), after consummation of the Reverse Stock Split.

Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the common stock on the NASDAQ Capital Market. If approved, the Reverse Stock Split will result in some of our shareholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Based on approximately 45,266,400 shares of common stock outstanding as of February 17, 2010, the following table reflects the approximate percentage reduction in the outstanding shares of common stock and the approximate number of shares of common stock that would be outstanding as a result of the Reverse Stock Split:

PROPOSED REVERSE PERCENTAGE SHARES TO BE OUTSTANDING
BASED ON ASSUMED REVERSE STOCK SPLIT REDUCTION

Ratio of Reverse Stock Split	Approximate Percentage Reduction in Outstanding Shares	Approximate Outstanding Shares After Reverse Stock Split

1 for 2	50%	22,633,200
1 for 3	67%	15,088,800
1 for 4	75%	11,316,600
1 for 5	80%	9,053,280
1 for 6	83%	7,544,400
1 for 7	86%	6,466,629
1 for 8	88%	5,658,300
1 for 9	89%	5,029,600
1 for 10	90%	4,526,640

As of February 17, 2010 we had (i) outstanding (or committed) options and warrants to purchase a total of 11,865,381 shares of our common stock at prices ranging between $0.50 and $3.376 per share, (ii) 35,000 shares of Class A-13 Convertible Preferred Stock which can potentially convert into 700,000 shares of our common stock, (iii) 7,700,404 shares of common stock issuable upon the conversion of outstanding convertible notes and debentures, and (iv) 4,382,286 shares of common stock issuable upon the exercise of certain rights in connection with outstanding convertible notes and consulting agreements.

All outstanding options, warrants, convertible securities and rights, including the above items, will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the effective date. The Reverse Stock Split will affect all shareholders equally and will not affect any shareholder’s proportionate equity interest in Onstream Media except for those shareholders who would receive an additional share of common stock in lieu of fractional shares. None of the rights currently accruing to holders of the common stock, rights to receive common stock, options or warrants to purchase common stock, or securities convertible into common stock will be affected by the Reverse Stock Split, other than the exercise price of the outstanding options and warrants and the conversion ratio of the shares of our Class A-13 Convertible Preferred Stock, all of which will be proportionally adjusted pursuant to their respective terms. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of common stock or the par value of the common stock.

We are currently authorized to issue a maximum of 75,000,000 shares of common stock. As of February 17, 2010, there were approximately 45,266,400 shares of common stock issued and outstanding, and we have reserved an additional (i) 11,865,381 shares issuable upon the exercise of outstanding (or committed) options and warrants, (ii) 700,000 shares underlying the Class A-13 Convertible Preferred Stock, (iii) 7,700,404 shares for issuance upon the conversion of outstanding convertible notes and debentures, and (iv) 4,382,286 shares of common stock issuable upon the exercise of certain rights in connection with outstanding convertible notes and consulting agreements. Although the number of authorized shares of common stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding will be reduced in the event of and as a result of the Reverse Stock Split, in accordance with the ratio of the Reverse Stock Split. Thus, the Reverse Stock Split will effectively increase the number of authorized, unissued and unreserved shares of common stock available for future issuance by as much as 62,923,024 shares, to 68,008,553 shares. Following the Reverse Stock Split, the Board would have the authority, subject to applicable securities law, to issue such authorized and unissued shares without further shareholder approval, upon such terms and conditions the Board deems appropriate. Although the Board has no intention of doing so, the common stock could be issued in such a manner, and pursuant to such terms and conditions, that would make a change of control of Onstream Media or removal of our management more difficult. We do not have any plans, proposals or understandings to issue a material portion of the additional shares that would be available if the reverse stock split is approved and implemented. However, as discussed under Employment Agreements above, on August 11, 2009, our Compensation Committee agreed to issue an aggregate of 1.1 million performance bonus options, subject only to the approval by our shareholders of a sufficient increase in the number of authorized 2007 Equity Incentive Plan options, at which time the performance bonus options will be granted and priced – this shareholder approval has been requested in Proposal 5, which is an amendment to our 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan.

We have been advised that as a Florida corporation we may implement a reverse split of our common shares without shareholder approval, provided a proportionate reduction is made in the number of our authorized common shares and we provide appropriate advance notice to NASDAQ and other applicable authorities. This proxy includes a Proposal 4 which would provide that in the event we implement a reverse stock split without shareholder approval, but shareholder approval has been obtained for such Proposal 4, we will amend our Articles of Incorporation to increase the total number of authorized shares by 33.3% of the number of authorized shares existing after such reverse stock split.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our common stock issued and outstanding, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the “Increased Available Shares”). The Increased Available Shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions. We expect to continue to experience significant liquidity and cash flow problems that will require us to raise additional capital to continue operations and to service our existing indebtedness. In the past we have issued shares of our common stock in satisfaction of our obligations and we may do so again in the future. We are unable at this time to speculate as to the amount of shares of our common stock, if any, that we may issue in the future to satisfy our obligations. In addition, we are presently seeking financing to provide additional working capital. Although we have not confirmed the final terms of such financing, it is possible that this financing, if secured, may be in the form of equity or convertible debt and, in connection with such financing, we may issue a portion of the Increased Available Shares upon terms and conditions to be determined at that time. The ability of Onstream Media, however, to issue the Increased Additional Shares will be dilutive to our existing shareholders. However, given that we do not know the terms of any possible future financing, nor are there any assurances that we will conclude any such financing, we are unable at this time to accurately forecast the extent of such possible dilution. Holders of our common stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, will become effective (the “Effective Date”) upon the filing with the Secretary of State of the State of Florida of Articles of Amendment to Onstream Media’s Articles of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix A, with the split ratio to be determined by the Board. It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the shareholders approve the Reverse Stock Split. However, the exact timing of the filing of the Articles of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to Onstream Media and its shareholders, and the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect to not proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of Onstream Media and its shareholders.

 Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, our shareholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock. We intend to use Interwest Transfer Co., Inc. as our exchange agent in administering the exchange of certificates following the effectiveness of the Reverse Stock Split.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share which results from the Reverse Stock Split will be rounded up to the next whole share.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of New Common Stock, including whole shares issued in lieu of fractional shares, solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to the shareholders. The adjusted tax basis of a shareholder’s New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged, and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged. No gain or loss will be recognized by Onstream Media as a result of the Reverse Stock Split
.
Appraisal Rights

No appraisal rights are available under Florida Business Corporations Act or under our Articles of Incorporation as amended or our By-Laws to any shareholder who dissents from the proposal to approve the Reverse Stock Split. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3
THE AMENDMENT OF ONSTREAM’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE
STOCK SPLIT

PROPOSAL 4: TO APPROVE AN AMENDMENT TO ONSTREAM’S ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 100,000,000 SHARES

Our Articles of Incorporation currently authorize the issuance of up to 75,000,000 shares of Onstream common stock and 5,000,000 shares of Onstream preferred stock, of which 170,000 are designated Series A-13 convertible preferred stock.   As of February 17, 2010, 69,914,471 shares of Onstream common stock were issued and outstanding or reserved for issuance, as follows:

Common shares issued and outstanding	45,266,400

Reserved for issuance upon exercise of outstanding warrants and options currently outstanding or committed for issuance	11,865,381

Reserved for issuance upon conversion of convertible notes, excluding shares for interest payable in cash or stock at our option	7,700,404

Reserved for issuance upon conversion of Series A-13 Convertible Preferred Stock, excluding shares for dividends payable in cash or stock at our option	700,000

Reserved for issuance upon the exercise of certain rights in connection with outstanding convertible notes and consulting agreements	4,382,286

Total common shares issued and outstanding or reserved for issuance	69,914,471

The excess of the current 75,000,000 authorized common shares over the 69,914,471 common shares issued or reserved is less than 5.1 million shares. However, this number of issued and reserved common shares does not include shares for interest and/or dividends payable in cash or stock at our option, as follows:

•
The notes we issued in 2008 for $1.0 million borrowed under a software and equipment financing arrangement (the “Equipment Notes”) provide for interest at 12% per annum. Interest is payable every 6 months in cash or, at our option, in restricted ONSM common shares, based on a conversion price equal to seventy-five percent (75%) of the average ONSM closing price for the thirty (30) trading days prior to the date the applicable payment is due. We have elected to issue a total of 662,089 unregistered shares of our common stock in lieu of $169,233 cash interest on these Equipment Notes for the period from their June 2008 inception through October 2009, the most recent interest payment. The next interest due date is April 30, 2010 and the maturity date of the Equipment Notes is June 3, 2011. If we were to elect to pay the anticipated future interest due on the Equipment Notes with our common shares, this would require approximately 740,000 shares, based on the same pricing used to pay all previous interest due on the Equipment Notes, although this pricing cannot be assured and satisfaction of future interest due on the Equipment Notes might require a greater or lesser number of our common shares.

•
Effective December 17, 2009, our Board of Directors authorized the sale and issuance of up to 170,000 shares of Series A-13 Convertible Preferred Stock (“Series A-13”). On December 23, 2009, we filed a Certificate of Designation, Preferences and Rights for the Series A-13 with the Florida Secretary of State. The Series A-13 has a coupon of 8% per annum and an assigned value of $10.00 per preferred share. Any shares of Series A-13 that are still outstanding as of December 31, 2011 will automatically convert into ONSM common shares. Series A-13 dividends are cumulative and must be fully paid by us prior to the payment of any dividend on our common shares. Series A-13 dividends are declared quarterly but are payable at the time of any conversion of A-13, in cash or at our option in the form of ONSM common shares, using the greater of (i) $0.50 per share or (ii) the average closing bid price of a common share for the five trading days immediately preceding the conversion. As of February 17, 2010, 35,000 shares of Series A-13 were issued and outstanding. If we were to elect to pay the anticipated future dividends due on the currently issued Series A-13 shares with our common shares, this would require approximately 112,000 common shares, based on the $0.50 per common share minimum pricing, although this pricing cannot be assured and satisfaction of future dividends due on the Series A-13 might require a greater or lesser number of our common shares.

In addition, in the event we were to issue the remaining 135,000 authorized shares of Series A-13, an additional 2.7 million common shares would be issuable by us upon the conversion of those 135,000 Series A-13 shares. If we were to elect to pay the future dividends that would be due on those 135,000 Series A-13 shares with our common shares, this would require up to approximately 405,000 common shares, based on the $0.50 per common share minimum pricing, although this pricing cannot be assured and satisfaction of dividends due on the Series A-13 might require a greater or lesser number of our common shares.

 In addition, as discussed under Employment Agreements above, on August 11, 2009, our Compensation Committee agreed to issue an aggregate of 1.1 million performance bonus options, subject only to the approval by our shareholders of a sufficient increase in the number of authorized 2007 Equity Incentive Plan options, at which time the performance bonus options will be granted and priced – this shareholder approval has been requested in Proposal 5, which is an amendment to our 2007 Equity Incentive Plan increasing the number of shares available for issuance under the plan.

 Based on the foregoing, our Board of Directors believes that, without the proposed authorized share increase, we would not have a sufficient number of authorized but unissued and/or unreserved shares of stock to give us flexibility to meet a variety of business needs and opportunities as they may arise.

Pursuant to the Amendment Proposal, Article IV of the Onstream Articles of Incorporation will be amended to read as follows:

“The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and further, the Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

One Hundred Seventy Thousand (170,000) shares of the Preferred Stock shall be designated Series A-13 pursuant to the Certificate of Designation, Preferences, and Rights of Series A-13 Convertible Preferred Stock filed with the Secretary of State on December 23, 2009, which such Certificate remains in effect.”

 The purpose of the proposed increase is to ensure that additional shares will be available, if and when needed, for issuance from time to time for any proper purposes approved by our Board of Directors. These purposes may include issuances to raise capital or effect acquisitions and for other corporate purposes.

Except for shares currently reserved or planned to be issued as described above, we do not have any present plan, understanding or agreement to issue additional shares of common stock.  Our Board of Directors believes, however, that the proposed increase in authorized shares of common stock is desirable to enhance our flexibility in connection with possible future actions, such as stock splits, stock dividends, corporate mergers and acquisitions, financings, acquisitions of property, use in employee benefit plans, or other corporate purposes. Our Board of Directors will determine whether, when, and on what terms the common stock may be issued for any of these purposes.

Stockholders generally do not have any preemptive or similar rights to subscribe for or purchase additional shares that may be issued in the future. Future issuances of our common stock or our preferred stock, depending upon the circumstances, may dilute the earnings per share, book value per share, voting power and other interests of existing stockholders.

If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders. If the common stock is not issued to stockholders on a pro-rata basis, the stockholders’ proportionate interests would be reduced.

The proposed increase in the authorized number of shares could have an anti-takeover effect, although that is not its purpose.  For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of our common stock or our preferred stock.  This would dilute the voting power of the other outstanding shares and increase the potential cost of the takeover. The availability of this defensive strategy to us could discourage unsolicited takeover attempts and limit the opportunity for our stockholders to get a higher price for their shares than might otherwise be available in the public markets.

If adopted by the stockholders, the amendment will become effective when it is filed with the Florida Secretary of State as required by the Florida Business Corporations Act.  The form of Amendment to our Articles of Incorporation is included as Appendix B to this proxy statement.

In the event the shareholders approve Proposal 3, the amendment of our Articles of Incorporation to effect a reverse stock split, and the Reverse Stock Split is implemented pursuant to such approval and based on the decision of the Board of Directors, we will not amend our Articles of Incorporation to increase the total number of authorized shares over the currently authorized total of 75,000,000. This is because a reverse stock split implemented pursuant to shareholder approval does not reduce the number of authorized shares. However, we have been advised that as a Florida corporation we may implement a reverse split of our common shares without shareholder approval, provided a proportionate reduction is made in the number of our authorized common shares and we provide appropriate advance notice to NASDAQ and other applicable authorities. In the event we implement a reverse stock split without shareholder approval, but shareholder approval has been obtained for this Proposal 4, we will amend our Articles of Incorporation to increase the total number of authorized shares by 33.3% of the number of authorized shares existing after such reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4
AN AMENDMENT TO ONSTREAM’S ARTICLES OF INCORPORATION TO INCREASE
THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
 FROM 75,000,000 SHARES TO 100,000,000 SHARES

PROPOSAL 5: TO APPROVE AN AMENDMENT TO OUR 2007 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER SUCH PLAN FROM 6,000,000 SHARES TO 12,000,000 SHARES

On September 18, 2007, our Board of Directors and a majority of our shareholders adopted the 2007 Equity Incentive Plan (the “2007 Plan”), which authorized the issuance of up to 6,000,000 shares of ONSM common stock pursuant to stock options, stock purchase rights, stock appreciation rights and/or stock awards for employees, directors and consultants. The options and stock grants authorized for issuance under the 2007 Plan were in addition to those already issued under the 1996 Plan, although as discussed above we may no longer issue additional options or stock grants under the 1996 Plan. At December 31, 2009, there were unexercised options to purchase 5,648,055 shares of our common stock outstanding under the 2007 Plan.  Such options were issued to our directors, employees and consultants at exercise prices ranging from $0.50 to $3.376 per share.

Description of the Plan

The stated purpose of the 1996 Plan and the 2007 Plan (“the Plans”) is to increase our employees', advisors', consultants' and non-employee directors' proprietary interest in our company, and to align more closely their interests with the interests of our shareholders, as well as to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Plans are administered by the Compensation Committee of our Board of Directors (“the Committee"). The Committee determines, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Stock Grants may be issued by the Committee at up to a 10% discount to market at the time of grant. All other questions relating to the administration of the Plans, and the interpretation of the provisions thereof, are to be resolved at the sole discretion of our Board of Directors or the Committee.

Plan Options granted under the Plans may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options").  In addition, the 1996 Plan also allowed for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and to receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares.  Any Incentive Option granted under the 1996 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each Plan Option and the manner in which it may be exercised is determined by our Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.  In any case, the exercise price of any stock option granted under the Plans will not be less than 85% of the fair market value of the common stock on the date of grant.  The exercise price of Non-Qualified Options is determined by the Committee.

The per share purchase price of shares subject to Plan Options granted under the Plans may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plans.  Officers, directors and employees of and consultants to us and our subsidiaries are eligible to receive Non-Qualified Options under the Plans.  Only such individuals who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee.  If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination.  If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death.  If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

The Board of Directors may amend, suspend or terminate the Plans at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plans or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization) without the consent of our shareholders, (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination dates of the Plans.

Unless the 2007 Plan has been earlier suspended or terminated by the Board of Directors, the 2007 Plan shall terminate 10 years from the date of the 2007 Plan’s adoption.  Any such termination of the 2007 Plan shall not affect the validity of any Plan Options previously granted thereunder.

The potential benefit to be received from a Plan Option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan Options that have been or may be granted under the Plans are therefore not ascertainable. On February 17, 2010, the closing price of our common stock as reported on the NASDAQ Capital Market was $0.45 per share.

Tax Aspects

The following discussion applies to the Plans and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plans, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plans should consult with his own tax adviser.

The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the Incentive Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the shareholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater shareholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

Reasons for Proposed Amendment

We presently have only 176,945 shares available for issuance under the 2007 Plan. Accordingly, our Board of Directors believes that it is in our best interest to amend the 2007 Plan to increase the number of shares of common stock available for issuance under the Plan to provide sufficient shares for future issuances to our employees, directors and advisors as incentives to either join or remain with our company. As discussed under Employment Agreements above, on August 11, 2009, our Compensation Committee agreed to issue an aggregate of 1.1 million performance bonus options, subject only to the approval by our shareholders of a sufficient increase in the number of authorized 2007 Equity Incentive Plan options, at which time the performance bonus options will be granted and priced. Furthermore, there are currently 2,234,000 outstanding options granted to employees and directors under the 1996 Plan which will expire in July 2010 and that our Compensation Committee has recommended be replaced on or before that expiration date in order to provide continuing incentive to those employees and directors.

 Proposal 5, if approved, will increase the number of shares of common stock issuable under the 2007 Plan from 6,000,000 shares to 12,000,000 shares.   Other than the increase in the number of shares of common stock available for issuance under the 2007 Plan, there are no other proposed changes to the terms of the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5
AMENDMENT OF THE 2007 EQUITY INCENTIVE PLAN
 TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
ISSUABLE UNDER SUCH PLAN FROM 6,000,000 SHARES TO 12,000,000 SHARES.

DIRECTIONS TO THE MEETING

You may request directions to the 2010 Annual Meeting via email at brett@haydenir.com or by calling (646) 536-7331.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting.  If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

FUTURE STOCKHOLDER PROPOSALS

Our stockholders may submit proposal on matters appropriate for stockholder action (including any election of an Onstream director) at meetings of our stockholders in accordance with Rule 14a-8 under the Exchange Act and all other applicable rules and regulations of the Securities and Exchange Commission.  Any stockholder proposal that does not comply with Rule 14a-8 and all other applicable rules and regulations of the Securities and Exchange Commission will be considered untimely.

Pursuant to Rule 14a-8, stockholder proposals intended to be included in our proxy statement for the fiscal year 2010 annual meeting (the “2011 Annual Meeting”), scheduled to be held in March 2011, must be received by us on or before October 25, 2010.  Such proposals should be sent to Onstream Media Corporation, Attention: Corporate Secretary, 1291 Southwest 29 Avenue, Pompano Beach, Florida 33069.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our Annual Report on Form 10-K for the year ended September 30, 2009 as well as a copy of our Quarterly Report on Form 10-Q for the period ended December 31, 2009 accompanies this proxy statement.  Additional copies will be furnished without charge to beneficial shareholders or shareholders of record upon request by mail to Investor Relations, Onstream Media Corporation, 1291 SW 29th Avenue, Pompano Beach, Florida 33069. A copy of our Annual Report on Form 10-K, including exhibits, and our Quarterly Report on Form 10-Q, including exhibits, is also available in digital form for download or review by visiting “About Us/Investor Relations/SEC Filings” at www.onsm.com or the Securities and Exchange Commission’s (SEC’s) web site at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 1291 SW 29th Avenue, Pompano Beach, Florida 33069, telephone (954) 917-6655. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the SEC’s web site at www.sec.gov.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this proxy, not including exhibits to such information unless those exhibits are specifically incorporated herein by reference.  Requests for such documents should be directed to:
Onstream Media Corporation
Investor Relations
Brett Maas
(646) 536-7331

APPENDIX A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF ONSTREAM MEDIA CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of ONSTREAM MEDIA CORPORATION, a Florida corporation (the “Corporation”), bearing Document Number P93000035279, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

NOW, THEREFORE, BE IT RESOLVED, that that Article IV of the Corporation’s Articles of Incorporation is hereby amended by adding the following paragraph to the end of Article IV:

“Upon the filing of these Articles of Amendment to the Articles of Incorporation (the “Effective Time”), each share of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into _____ (_____) of a share of common stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”). Any stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by _____ (_____) (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split, rather, each holder of a fractional share shall be entitled to receive one full share.”

The Board of Directors of the Corporation adopted the foregoing resolution on ______________ , 2010 and recommended that this resolution be adopted by the Corporation’s shareholders. On March 25, 2010, at a meeting of the Corporation’s shareholders at which the number of votes cast FOR the foregoing actions were sufficient for approval pursuant to the provisions of Section 607.0725 of the Florida Business Corporations Act, the herein contained resolutions were adopted by the Corporation’s shareholders pursuant to the provisions of Section 607.10025 of the Florida Business Corporations Act.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment to the Corporation’s Articles of Incorporation as of ______________, 2010.

ONSTREAM MEDIA CORPORATION

By: Randy S. Selman, President

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APPENDIX B

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF ONSTREAM MEDIA CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of ONSTREAM MEDIA CORPORATION, a Florida corporation (the “Corporation”), bearing Document Number P93000035279, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

NOW, THEREFORE, BE IT RESOLVED that Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and further, the Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

One Hundred Seventy Thousand (170,000) shares of the Preferred Stock shall be designated Series A-13 pursuant to the Certificate of Designation, Preferences, and Rights of Series A-13 Convertible Preferred Stock filed with the Secretary of State on December 23, 2009, which such Certificate remains in effect.”

The Board of Directors of the Corporation adopted the foregoing resolution on ______________ , 2010 and recommended that this resolution be adopted by the Corporation’s shareholders. On March 25, 2010, at a meeting of the Corporation’s shareholders at which the number of votes cast FOR the foregoing actions were sufficient for approval pursuant to the provisions of Section 607.0725 of the Florida Business Corporations Act, the herein contained resolutions were adopted by the Corporation’s shareholders pursuant to the provisions of Section 607.10025 of the Florida Business Corporations Act.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment to the Corporation’s Articles of Incorporation as of ______________, 2010.

ONSTREAM MEDIA CORPORATION

By: Randy S. Selman, President

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APPENDIX C

Onstream Media Corporation
Audit Committee Charter

INTRODUCTION AND PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing (a) financial reporting and public disclosure activities of Onstream Media Corporation (the “Company”), (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally and (d) Company management's identification and control of key business and financial risks, as well as ensuring the Company’s independent accountants are ultimately accountable to the Board and the Committee.

COMPOSITION

The Committee shall be comprised of a minimum of three independent directors as appointed by the Board, who shall meet the independence and audit committee composition requirements under any rules or regulations of the Securities and Exchange Commission and/or the NASDAQ Capital Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee will be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from the Company and/or its management. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee will have four regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

RESPONSIBILITIES

The responsibilities of the Committee shall include:

1.           Reviewing this Charter on an annual basis and updating it as conditions dictate.

2.           Ensuring that the independent accountants submit a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent accountants and for recommending that the full Board take appropriate action to address the independence of the accountant.

3.           Nominating and recommending to the Board the selection or replacement of the independent accountants, taking into consideration independence and effectiveness.

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4.           Reviewing the plan for the audit and related services.

5.           Reviewing quarterly review and annual audit results and financial statements.

6.           Overseeing the adequacy and effectiveness of the Company's system of internal accounting controls, including obtaining from the independent accountants management letters or summaries on such internal accounting controls.

7.           Overseeing compliance with SEC requirements for disclosure of independent accountants’ services and Committee members and activities.

8.           Reviewing any significant risks the Company is exposed to and evaluating Company management's plan to manage these uncertainties.

9.           Reporting Committee actions to the Board, with such recommendations as the Committee deems appropriate.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it.

REPORTING REQUIREMENTS

The Chair will update the Board regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted by the Committee to the Board as appropriate. In addition to Committee communication with the Board, the following information will be reported to the Company’s shareholders in the annual proxy statement: (a) confirmation that the Company has a formal, documented audit committee charter; and (b) the full text of the audit committee charter at least once every three years and after any significant modification is approved by the Board.

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APPENDIX D

Onstream Media Corporation
Compensation Committee Charter

INTRODUCTION AND PURPOSE

The primary function of the Compensation Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by managing executive and director compensation practices as well as reviewing and approving the related public disclosures for such practices.

COMPOSITION

The Committee shall be comprised of a minimum of three independent directors as appointed by the Board, who shall meet the independence requirements under any rules or regulations of the Securities and Exchange Commission and/or the NASDAQ Capital Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee will be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from the Company and/or its management. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee will have at least two meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

RESPONSIBILITIES

The responsibilities of the Committee shall include:

1.           Reviewing this Charter on an annual basis and updating it as conditions dictate.

2.           Reviewing and approving goals and objectives relevant to compensation and benefits for the officers of the Company.

3.           Evaluating the performance of each Company officer, including the Chief Executive Officer, in light of those goals and objectives review and approving all elements of each officer's compensation, including but not limited to (i) base salary, (ii)  incentive compensation opportunity, whether in the form of cash or equity, (iii) long-term incentive compensation opportunity, whether in the form of cash or equity, (iv) special compensation and/or benefits, and (v) employment agreements, severance agreements, and change in control agreements, if appropriate.

4.           Reviewing the compensation systems in place for officers to make sure that they are appropriate in light of the Company's objectives and performance and the compensation provided by comparable companies.

5.           Administering the Company’s equity compensation plans and recommending changes thereto.

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6.           Reviewing the proposed compensation related disclosures in the Company's proxy statement and other public filings.

7.           Reporting Committee actions to the Board, with such recommendations as the Committee deems appropriate.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it. The Committee may hire counsel and other experts, including compensation consultants, as the Committee, in its sole discretion, deems appropriate.

REPORTING REQUIREMENTS

The Chair will update the Board regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted by the Committee to the Board as appropriate. In addition to Committee communication with the Board, the following information will be reported to the Company’s shareholders in the annual proxy statement: (a) confirmation that the Company has a formal, documented compensation committee charter; and (b) the full text of the compensation committee charter at least once every three years and after any significant modification is approved by the Board.

D-2

ONSTREAM MEDIA CORPORATION

2010 ANNUAL MEETING OF SHAREHOLDERS
MARCH 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ONSTREAM MEDIA CORPORATION

The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Onstream Media Corporation held of record by the undersigned on February 17, 2010 at the Annual Meeting of Shareholders to be held at Onstream’s corporate offices at 1291 SW 29th Avenue, Pompano Beach, FL 33069, on Thursday, March 25, 2010 at 10 a.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present.  In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.	To elect a Board of Directors consisting of seven members to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees:  Randy S. Selman, Clifford Friedland, Alan M. Saperstein, Robert J. Wussler, Charles C. Johnston, Carl L. Silva and Leon Nowalsky

☐ FOR all nominees	☐ WITHHOLD AUTHORITY	☐ FOR all nominees, except as
noted : _________________
Nominee exception

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the independent accountants of Onstream for the fiscal year ending September 30, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
To approve an amendment to our Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, if necessary to maintain our NASDAQ listing, at a ratio between one-to-two and one-to-ten, to be determined at the discretion of the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
To approve an amendment to our Articles of Incorporation to increase the number of authorized Onstream common shares from 75 million to 100 million (pre-split numbers), except in the event a reverse split is implemented that does not require the current number of authorized shares to be correspondingly reduced.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To increase the number of common shares authorized for issuance under our 2007 Equity Incentive Plan from 6 million to 12 million (pre-split numbers).

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2010 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

(Signature)	(Date)

(Signature if jointly held)	(Date)

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.  THANK YOU.